UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Eco-Stim Energy Solutions, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ECO-STIM ENERGY SOLUTIONS, INC.
2930 W. Sam Houston Pkwy N., Suite 275,
Houston, Texas 77043

June 2, 2015

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Eco-Stim Energy Solutions, Inc.:

Notice is hereby given that the Eco-Stim Energy Solutions, Inc. 2015 annual meeting of stockholders (the “Annual Meeting”) will be held on June 30, 2015 at 9:00 AM Central Standard Time, at Vinson & Elkins LLP, 1001 Fannin St., Suite 2500, Houston, Texas 77002. The Annual Meeting is being held for the following purposes:

1.	To elect eight (8) directors to serve until the next annual meeting of stockholders;

2.	To approve the Company’s 2015 Stock Incentive Plan;

3.	To approve the material terms of the Company’s 2015 Stock Incentive Plan for purposes of Section 162(m);

4.	To approve, on a non-binding advisory basis, the Company’s named executive officer compensation;

5.	To approve, on a non-binding advisory basis, the frequency of future say-on-pay advisory votes;

6.	To ratify the appointment of Whitley Penn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and

7.	To transact other such business as may properly come before the meeting and any adjournment or postponement thereof.

These proposals are described in the accompanying proxy materials. You will be able to vote at the Annual Meeting only if you were a stockholder of record at the close of business on May 29, 2015, the record date for the meeting.

Your vote is very important. We would like you to attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, it is important for your shares to be represented at the Annual Meeting. We urge you to promptly vote by Internet, by telephone, or by submitting your marked, signed and dated proxy card. You will retain the right to revoke your proxy at any time before the vote or to vote personally if you attend the Annual Meeting. Voting by Internet, by telephone or by submitting a proxy card will not prevent you from attending the Annual Meeting and voting in person. Please note, however, that if you hold your shares through a broker or other nominee and you wish to vote in person at the Annual Meeting, you must obtain from your broker or other nominee a proxy issued in your name.

On or about June 5, 2015, we intend to commence mailing this Proxy Statement, the Notice of 2015 Annual Meeting of Stockholders, the accompanying proxy card and the 2014 Annual Report to Stockholders to all stockholders entitled to vote at the Annual Meeting.

By Order of the Board of Directors,

/s/ Jon Christopher Boswell
Jon Christopher Boswell
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 30, 2015

This Notice of Annual Meeting, a copy of this Proxy Statement, the form of proxy and the 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2014, are available on our website free of charge at www.ecostim-es.com in the “SEC Filings” subsection of the “Investors” section.

YOUR VOTE IS IMPORTANT

Your vote is important. We urge you to review the accompanying Proxy Statement carefully and to submit your proxy as soon as possible so that your shares will be represented at the meeting.

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ECO-STIM ENERGY SOLUTIONS, INC.
2930 W. Sam Houston Pkwy N., Suite 275,
Houston, Texas 77043

PROXY STATEMENT
2015 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement is being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Eco-Stim Energy Solutions, Inc. for use at the Eco-Stim Energy Solutions, Inc. 2015 annual meeting of stockholders (the “Annual Meeting”). In this Proxy Statement, references to “EcoStim,” “Eco-Stim,” the “Company,” “we,” “us,” “our” and similar expressions refer to Eco-Stim Energy Solutions, Inc., unless the context of a particular reference provides otherwise. The Board requests your proxy for the Annual Meeting that will be held on June 30, 2015 at 9:00 AM Central Standard Time, at Vinson & Elkins, LLP, 1001 Fannin St., Suite 2500, Houston, Texas 77002. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting or any adjournment or postponement thereof.

If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares may be voted only by a person to whom you have given a proper proxy.

Brokers are not permitted to vote your shares for non-discretionary matters, which include the election of directors, the approval of the Company’s 2015 Stock Incentive Plan, the approval of the material terms of the Company’s 2015 Stock Incentive Plan for purposes of Section 162(m), the advisory vote on the Company’s named executive officer compensation and the advisory vote on the frequency of future say-on-pay votes, without your instructions as to how to vote. Please return your proxy card so that your vote can be counted.

Delivery of Proxy Materials

Mailing Date. We intend to commence mailing this Proxy Statement, the Notice of 2015 Annual Meeting of Stockholders (the “Notice of Annual Meeting”), the accompanying proxy card and the 2014 Annual Report to Stockholders to all stockholders entitled to vote at the Annual Meeting on or about June 5, 2015.

Stockholders Sharing an Address. We may send a single set of proxy materials and other stockholder communications to any household at which two or more stockholders reside unless we have received contrary instructions from those stockholders. This process is called “householding.” This reduces duplicate mailings and saves printing and postage costs as well as natural resources. The proxy materials and other stockholder communications may be householded based on your prior express or implied consent. If you wish to receive a separate copy of our proxy materials for each stockholder sharing your address in the future, please contact Eco-Stim Energy Solutions, Inc., 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043, Attn: Secretary or by calling 281-531-7200, and we will promptly deliver to you the requested material. You may also contact us in the same manner if you received multiple copies of the proxy materials and would prefer to receive a single copy in the future.

If your shares are held in “street name” (that is, in the name of a bank, broker or other holder of record), you may have consented to reduce the number of copies of materials delivered to your address. In the event that you wish to revoke a “householding” consent you previously provided to a broker, you must contact that broker to revoke your consent. If your household is receiving multiple copies of the proxy materials and you wish to request delivery of a single copy, you should contact your broker directly.

Internet Availability of Proxy Materials. The Notice of Annual Meeting, the Proxy Statement, the form of proxy and the Company’s 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the year ended December 31, 2014 filed with the Securities and Exchange Commission (the “SEC”) on March 18, 2015 (the “Form 10-K”), are available free of charge at www.ecostim-es.com in the “SEC Filings” subsection under the “Investors” section.

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Quorum and Voting

Voting Stock. The Company’s common stock, par value $0.001 per share, is the only outstanding class of the Company’s securities that entitles holders to vote at meetings of the Company’s stockholders. Each share of common stock outstanding on the record date entitles the holder to one vote at the Annual Meeting.

Record Date. The record date for stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on May 29, 2015. As of the record date, 6,789,649 shares of common stock were outstanding and entitled to be voted at the Annual Meeting.

Quorum. A quorum of stockholders is necessary to have a valid meeting of stockholders. A majority of the shares entitled to vote, represented in person or by proxy, is a quorum at a shareholders’ meeting, unless or except to the extent that the presence of a larger number may be required by law. Where separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. If a quorum is not present, the Annual Meeting may be postponed from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy.

Stockholder List. In accordance with the Company’s bylaws, the Company will maintain at its corporate offices in Houston, Texas a list of the stockholders entitled to vote at the Annual Meeting. The list will be open to the inspection of any stockholder, for purposes germane to the Annual Meeting, during normal business hours for 10 business days before the Annual Meeting. The list will also to be available throughout the Annual Meeting for inspection by any stockholder present at the meeting.

Vote Required. Only stockholders of record at the close of business on May 29, 2015 have the right to vote at the Annual Meeting. The affirmative vote of a majority of the shares entitled to vote and present, in person or by proxy, at the Annual Meeting with respect to the subject proposal is required to approve each of Proposal One—Election of Directors, Proposal Two—Approval of the Company’s 2015 Stock Incentive Plan, Proposal Three— Approval of the Material Terms of the Company’s 2015 Stock Incentive Plan for Purposes of Section 162(m), Proposal Four—Advisory Vote to Approve Named Executive Officer Compensation at the Annual Meeting, and Proposal Six—Ratification of Appointment of Whitley Penn LLP. Approval of Proposal Five—Advisory Vote on the Frequency of Future Say-on-pay Votes requires the affirmative vote of the holders of a majority of the votes of our common stock, present in person or represented by proxy at the Annual Meeting and entitled to vote on the proposal. However, because this vote is advisory and non-binding, if none of the frequency options receive a majority vote of our common stock present in person or by proxy at the Annual Meeting and entitled to vote, the option receiving the greatest number of votes will be considered the frequency recommended by our stockholders.

Cumulative voting is not permitted.

Broker Non-votes and Abstentions. Brokers who hold shares in street name for customers are required to vote shares in accordance with instructions received from the beneficial owners. The NASDAQ Stock Market LLC (the “NASDAQ”) Rule 2251 restricts when brokers who are record holders of shares may exercise discretionary authority to vote those shares in the absence of instructions from beneficial owners. Brokers are not permitted to vote on non-discretionary items such as director election, executive compensation and other significant matters absent instructions from the beneficial owner. As a result, if you do not vote your proxy and your shares are held in street name, your brokerage firm may either vote your shares on discretionary matters, such as the ratification of the appointment of our independent registered public accounting firm (Proposal Six), or leave your shares unvoted. On non-discretionary matters, if the brokerage firm has not received voting instructions from you, the brokerage firm cannot vote your shares on that proposal, which is considered a “broker non-vote.” Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to non-discretionary matters.

If you are a street name stockholder, and you do not give voting instructions, the holder of record will not be permitted to vote your shares with respect to Proposal One—Election of Directors, Proposal Two—Approval of the Company’s 2015 Stock Incentive Plan, Proposal Three— Approval of the Material Terms of the Company’s 2015 Stock Incentive Plan for Purposes of Section 162(m), Proposal Four—Advisory Vote to Approve Named Executive Officer Compensation, or Proposal Five—Advisory Vote on the Frequency of Future Say-on-pay Votes, and your shares will be considered “broker non-votes” with respect to these proposals. Although any broker non-vote would be counted as present at the Annual Meeting for purposes of determining a quorum, it would be treated as not entitled to vote with respect to each of Proposals One, Three, Four, Five and Six. If you are a street name stockholder, and you do not give voting instructions, the record holder will nevertheless be entitled to vote your shares with respect to Proposal Six—Ratification of the Appointment of Whitley Penn LLP in its discretion.

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Abstentions occur when stockholders are present at the Annual Meeting but fail to vote or voluntarily withhold their vote for any of the matters upon which the stockholders are voting. Abstentions will be included for purposes of determining whether a quorum is present at the Annual Meeting and will be treated as votes against the proposals.

Default Voting. A proxy that is properly completed and returned will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted in accordance with the Board’s recommendations, which are as follows:

●	FOR ALL the election of the eight persons named in this Proxy Statement as the Board’s nominees for election of directors;

●	FOR the approval of the Company’s 2015 Stock Incentive Plan;

●	FOR the approval of the material terms of the Company’s 2015 Stock Incentive Plan for purposes of Section 162(m);

●	FOR the advisory vote to approve the Company’s named executive officer compensation;

●	FOR “THREE YEARS” on the advisory vote on the frequency of future say-on-pay votes; and

●	FOR the ratification of the selection of Whitley Penn LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.

If any other business properly comes before the stockholders for a vote at the Annual Meeting, your shares will be voted at the discretion of the holders of the proxy. As of the date hereof, the Board is not aware of any matters, other than those previously stated herein, to be presented for consideration at the Annual Meeting.

Voting Procedures. If you are a registered stockholder, you may vote your shares or submit a proxy to have your shares voted by one of the following methods:

●	By Internet. You may submit a proxy electronically via the Internet by following the instructions provided on the Notice of Annual Meeting. Internet voting facilities will close and no longer be available on the date and time specified on the Notice of Annual Meeting.

●	By Telephone. You may submit a proxy by telephone using the toll-free number listed on the Notice of Annual Meeting. Please have the proxy card in hand when you call. Telephone voting facilities will close and no longer be available on the date and time specified on the Notice of Annual Meeting.

●	By Mail. If you received or requested printed proxy materials, you may submit a proxy by signing, dating and returning your proxy card in the provided pre-addressed envelope according to the enclosed instructions. We encourage you to sign and return the proxy or voter instruction card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

●	In Person. If you plan to attend the Annual Meeting and vote in person, we will provide you with a ballot at the meeting. You may vote in person at the Annual Meeting by completing a ballot; however, attending the meeting without completing a ballot will not count as a vote.

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If your shares are held in street name, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Internet and/or telephone voting will also be offered to stockholders owning shares through most banks and brokers.

Revoking Your Proxy. You may revoke your proxy in writing at any time before it is exercised at the Annual Meeting by: (i) delivering to the Secretary of the Company, at Eco-Stim Energy Solutions, Inc., 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043, a written notice of the revocation; (ii) signing, dating and returning a proxy bearing a later date; (iii) timely submitting a proxy with new voting instructions using the Internet or telephone voting system; or (iv) attending the Annual Meeting and voting your shares in person. Your attendance at the Annual Meeting will not revoke your proxy unless you give written notice of revocation to the Secretary of the Company before your proxy is exercised or unless you vote your shares in person at the Annual Meeting before your proxy is exercised.

Solicitation Expenses. We will bear all costs incurred in the solicitation of proxies, including the preparation, printing and mailing of the Notice of Annual Meeting and Proxy Statement and the related materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies personally or by telephone, e-mail, facsimile or other means, without additional compensation, but such directors, officers and employees may be reimbursed for their reasonable expenses in forwarding solicitation material. We have also retained the firm of Morrow & Co., LLC, 470 West Ave., Stamford, Connecticut 06902, to assist in the solicitation of proxies for a fee estimated at $5,500 plus expenses. In addition, the Company may request brokers, custodians, nominees and fiduciaries to forward proxy materials to stockholders of the Company and will reimburse any reasonable expenses incurred by them.

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PROPOSAL ONE: ELECTION OF DIRECTORS

The eight (8) nominees for election at the Annual Meeting are Bjarte Bruheim, Jon Christopher Boswell, Carlos A. Fernandez, Jogeir Romestrand, Christopher Krummel, Ahmad Al-Sati, Lap Wai Chan and John Yonemoto. If elected, they will each serve as a director until either they are re-elected or their successors are elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of all of the director nominees, all of whom currently serve as directors. In the event the nominees are unable or decline to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. We are not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of the nominees listed above.

Information Concerning the Nominees and Incumbent Directors

Biographical information of each of the above-listed nominees is contained in “Directors and Executive Officers” below. Information as to the stock ownership of each of our directors and all of our current directors and executive officers as a group is set forth below under “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.”

Vote Required and Board of Director’s Recommendation

The nominees receiving the votes of the majority of shares present and entitled to vote at the Annual Meeting will be elected as directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR ALL THE ELECTION OF ALL NOMINEES.

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DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is certain information, as of the date of this Proxy Statement, regarding the Company’s directors and executive officers:

Name	Age	Positions
Bjarte Bruheim	59	Chairman of the Board
Jon Christopher Boswell	54	Director, President and Chief Executive Officer
Jogeir Romestrand	53	Director
Carlos A. Fernandez	58	Director, Executive Vice President-Global Business Development and General Manager-Latin America
John Yonemoto	51	Director
Christopher Krummel	47	Director
Ahmad Al-Sati	42	Director
Lap Wai Chan	49	Director
Bobby Chapman	58	Chief Operating Officer
Alexander Nickolatos	37	Chief Financial Officer and Assistant Secretary
Craig Murrin	61	Secretary and General Counsel

Bjarte Bruheim. Mr. Bruheim has served as Chairman of the Board of our Company and its predecessors, FracRock International, Inc., a Delaware corporation (“FRI”) since October 2013, and FracRock International, Inc., a British Virgin Islands company (“FRIBVI”) since December 2011. Mr. Bruheim has over 30 years of international management experience and is also a serial entrepreneur. He has spent the majority of his career introducing technologies that reduce risk and improve efficiencies in the oil and gas business. Such companies include oilfield services companies such as Petroleum Geo-Services ASA (“PGS”) which he co-founded in 1991, Electromagnetic Geoservices ASA (“EMGS”) where he was an early venture investor and Executive Chairman starting in 2004 and became Chief Executive Officer in January 2015, Geo-Texture Technologies, Inc. (“Geo-Texture”), which he co-founded in 2005, and ODIM ASA (“ODIM”) which he worked to turn around and later sell. PGS and EMGS remain public companies and are leaders in their industry while ODIM was sold to Rolls Royce and the intellectual property of Geo-Texture was sold to Eco-Stim. In addition to the oilfield service companies, Mr. Bruheim was a co-founder in Spinnaker Exploration Company using PGS technology, an early venture investor in Spring Energy using EMGS technology and co-founder of a small exploration and production company operating in the Eagle Ford field in Texas using Geo-Texture. Spinnaker was later sold to Statoil, Spring Energy was sold to Tullow Oil and the small exploration and production company in the Eagle Ford play was sold to Chesapeake. Mr. Bruheim is currently the Chief Executive Officer and Chairman of the Board for EMGS and has been involved at the board level in value creation for many energy and energy service related companies. He started his career as an executive with Schlumberger after graduating with a master’s degree in Physics and Electronics from the Norwegian University of Science & Technology in Trondheim, Norway.

Jon Christopher Boswell. Mr. Boswell has served as President and Chief Executive Officer and a Director of our Company and its predecessors, FRI and FRIBVI, since October 2013 and December 2011, respectively. He also served as a Director during the same time period. Prior to FRI, from 2009 to 2011, Mr. Boswell served as Chief Financial Officer for NEOS GeoSolutions, a Silicon Valley backed oilfield technology company (“NEOS”). Prior to NEOS, from August 2003 to January 2009, he served as Chief Financial Officer for Particle Drilling Technologies, an oilfield services and technology company (“Particle”). Subsequent to Mr. Boswell’s departure from Particle in January 2009 as a result of disagreements with the chief executive officer regarding the strategic direction of the company, the remaining management of the company elected to restructure the company and Particle filed for bankruptcy protection in May 2009. Particle secured financing and emerged successfully from bankruptcy on August 28, 2009. Prior to Particle, he served as Senior Vice President and Chief Financial Officer of PGS from December 1995 until October 2002. PGS grew from a small enterprise in 1994 when Mr. Boswell joined the company to a $1 billion annual revenue enterprise with a peak enterprise value of $6 billion. In all, during his tenure as CFO at PGS, Mr. Boswell directed financings for over $3 billion of capital expenditures to facilitate PGS’ growth. Additionally during 1995, Mr. Boswell and other senior executives at PGS developed the concept to create a unique oil and gas company using a non-exclusive license in PGS’ seismic data library as seed capital. This company became Spinnaker Exploration Company, which was then sold to Statoil for approximately $2.5 billion. Mr. Boswell began his career at Arthur Andersen & Co. and later served in management positions with Price Waterhouse in Houston, Texas. Mr. Boswell is a 1985 graduate of the University of Texas at Austin.

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Jogeir Romestrand. Mr. Romestrand has served as a Director of our Company and its predecessor FRI since October 2013. He is the owner and director of the Norwegian private investment firm Rome AS. Mr. Romestrand served as an independent member of the board of directors of Polarcus Ltd from September 2009 until April 2012. He also served as a member of Polarcus Ltd’s audit committee. He has over 20 years of experience within marine technology and previously worked in various management capacities within the ODIM Group, most recently as Chief Executive Officer and President of ODIM ASA.

Carlos A. Fernandez. Mr. Fernandez has served as a member of the Board of our Company and its predecessors since December 2011. Mr. Fernandez has 35 years of experience in the oil and gas industry and over 30 years of experience in various executive management and sales positions. From January 2010 to present, he has worked as General Manager – Latin America for NEOS. From April 2006 to November 2009, he served as Senior Vice President Business Development for 3D-Geo. While at 3D-Geo, Mr. Fernandez led the formation of the Kaleidoscope seismic imaging project, a partnership among Repsol, 3D-Geo, Stanford University, IBM, and the Barcelona Supercomputing Center. From 1996 to March 2006, he served as General Manager – Latin America for Paradigm Geophysical. From 1990 to 1995, Mr. Fernandez served as President of Petroleum Information Argentina. From 1979 through 1990, he held various leadership positions with seismic technology and computing companies such as Silicon Graphics. Mr. Fernandez received his degree in geophysics with honors from the National University of La Plata in Argentina. Mr. Fernandez has taught at the University for more than 10 years, contributing to the education of a significant number of geophysicists, currently working in the oil and gas industry in Latin America and around the world.

John Yonemoto. Mr. Yonemoto was designated by ACM to serve on our Board in July 2014, pursuant to a stockholder rights agreement (the “Stockholder Rights Agreement”) entered into by and among the Company, ACM and certain management stockholders. He is the Chief Investment Officer and Chair of the Investment Committee of Albright Capital Management LLC (“Albright”), which acts as the general partner of and investment adviser to ACM Emerging Markets Master Fund I, L.P. (“ACM”). He has been with Albright since its founding in March 2005. Mr. Yonemoto has over 25 years of experience in both institutional capital markets and alternative asset management. Mr. Yonemoto earned a BA in Economics from the University of Chicago in 1986. From 1988 to 1994, Mr. Yonemoto worked with ING Groep in various roles in emerging markets trading, analytics, and sales. From 1994 to 1999, he was Global Head of Emerging Markets Proprietary Trading for ING Barings. In this role, Mr. Yonemoto directed an interdisciplinary investment team across fixed income, currency and equity investments and served on the management team of the Emerging Markets and High Yield Division of ING Groep. Most recently, from 1999 until January 2005, he was Managing Director and lead public markets portfolio manager for Darby Overseas Investments, Ltd., a wholly-owned subsidiary of Franklin Templeton Investments.

Christopher Krummel. Mr. Krummel joined our Board in January 2014. Mr. Krummel currently serves as the Chief Financial Officer and Vice President for EnTrans International LLC (“EnTrans”), a portfolio company of American Industrial Partners LLC. Previously he served as Vice President, Controller and Chief Accounting Officer for Cameron International Corporation (“Cameron”), where he was responsible for all accounting functions, including consolidated financial reporting and SEC filings. He served at Cameron from October 2007 until August 2014 and joined EnTrans in September 2014. Previously he was with Enventure Global Technology (“Enventure”), a private equity backed startup, serving as Chief Financial Officer. Prior to Enventure, he held financial leadership roles with PGS and PriceWaterhouse. He holds an undergraduate degree in accounting from Creighton University and an MBA from The Wharton School of the University of Pennsylvania. In addition to our Board, Mr. Krummel is a director of Rebuilding Together Houston.

Ahmad Al-Sati. Mr. Al-Sati is a Managing Director of Albright, and was designated by ACM to serve on our Board in May 2014, pursuant to the Stockholder Rights Agreement. Mr. Al-Sati is an investor and restructuring professional with over 12 years of direct experience in private equity, lending transactions and other special situations in almost 20 different jurisdictions in Africa, Europe, Asia and the Americas. Prior to joining Albright in September 2012, Al-Sati was a Managing Director at Plainfield Asset Management where, most recently, he was responsible for the firm’s energy and international portfolios in industries that included consumer products, specialty finance, building products, steel, E&P Cleantech and energy. Mr. Al-Sati was also Chairman of two renewable energy companies in Peru and Greece. Mr. Al-Sati began his career as an attorney with Schulte Roth & Zabel LLP, representing hedge funds and private equity firms in privately negotiated transactions. In 2003, Mr. Al-Sati joined MatlinPatterson Global Advisers LLC (“MatlinPatterson”). At MatlinPatterson, he was initially responsible for the transactional legal work, private debt trading and tax structuring and worked on a variety of private equity transactions during his time there. Mr. Al-Sati received a BA, with honors, double majoring in Economics and History from Wesleyan University in 1995, a J.D. from Columbia Law School in 2000 and an M.B.A. from the Stern School of Business in 2008.

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Lap Wai Chan. Mr. Chan was designated by ACM to serve on our Board in July 2014, pursuant to the Stockholder Rights Agreement. Mr. Chan has been actively investing for over 20 years, including investment experience in Asia, Latin America, North America and Oceana. Mr. Chan joined Albright in 2011. Prior to joining Albright in 2011, Mr. Chan was the Managing Partner and international portfolio manager for MatlinPatterson Global Opportunities Funds from inception to September 2009. Prior to July 2002, Mr. Chan was a Managing Director at Credit Suisse’s Distressed Group in Hong Kong, which he established in 1997. Mr. Chan began his career at ING Barings Ltd (“ING”), most recently as Director of Asian Special Investments for ING Barings Securities (HK) Ltd, in Hong Kong from 1995 to 1997. From 1993 to 1995, he focused on South American emerging markets finance as head of EMG sales in the Tokyo office of ING, and from 1987 to 1993 he served as Vice President of EMG corporate finance, sales and trading in ING’s New York office. Mr. Chan obtained a BA with Honors from the University of Chicago in 1987. Until May 2014, Mr. Chan served as an independent board member and Chairman of the special committee of Harbinger Group Inc. He currently works exclusively with Albright on emerging markets transactions.

Bobby Chapman. Mr. Chapman was appointed our Chief Operating Officer in December 2013. Mr. Chapman started his career with Halliburton, where he was involved in drilling and completions operations, sales, engineering, and management in offshore Gulf of Mexico and broad US land operations as well as assignments internationally offshore West Africa. His experience includes high pressure / high temperature well cementing, stimulation engineering (matrix acidizing and well stimulation ) as well as completion design including complex, extended reach, deep water well completion designs. He was author of several SPE technical papers on the use of high perm well stimulation techniques and processes. In 1998, Mr. Chapman joined Weatherford International where he spent seven years working in management positions involving all types of artificial lift and general business planning. He was responsible for the organic startup of Weatherford’s well stimulation business. Later after leaving Weatherford, he started Liberty Pressure Pumping (“Liberty”), a startup business focused on well stimulation of unconventional resources. He was involved in all phases of the business including strategic planning, financial planning, equipment design, sales, engineering and management. Liberty’s niche was supplying well stimulation operations to the Barnett Shale but later expanding to other unconventional basins in the United States. In 2007, Liberty was sold to Trican Well Service (“Trican”) for in excess of $200 million. Mr. Chapman was retained by Trican to serve as President of the United States region. He resigned from Trican in September 2012. During this time Trican grew to add several operating regions and also expanded product line offerings to include cementing services and coil-tubing services. Mr. Chapman is a 1979 graduate of Louisiana State University with a B.S. degree in Petroleum Engineering.

Alexander Nickolatos. Mr. Nickolatos became our Chief Financial Officer in December 2013 and was appointed in July 2014 as our Assistant Secretary. Prior to being appointed our Chief Financial Officer, Mr. Nickolatos has served as Controller of the Company’s predecessors, FRI and FRIBVI, since July 2012. From March, 2006 until June 2012, Mr. Nickolatos served as the Director of Financial Planning and Analysis at NEOS. During his time at NEOS, he also served as Controller and Treasurer, and oversaw oil and gas accounting and finance operations in over seven countries, including Argentina. In conjunction with this role, he helped to raise and manage over $500 million from private investors, including Bill Gates, Kleiner Perkins, and Goldman Sachs. He was instrumental in implementing the company’s subsidiary exploration activities in Argentina, eventually forming an assignment of two concessions to ExxonMobil. Prior to joining NEOS, he worked for Arthur Andersen and PricewaterhouseCoopers. Mr. Nickolatos is a Certified Public Accountant, and holds a BBA degree, summa cum laude, from Walla Walla University.

Craig Murrin. Mr. Murrin joined us in April 2014 and was elected Secretary and General Counsel and designated as our Compliance Officer in May 2014. He served as an attorney for SandRidge Energy Offshore, LLC (formerly “Dynamic Offshore Resources”) from February 2009 until February 2014. He was Vice President, Secretary and General Counsel of Global Geophysical Services, Inc. (“GGS”) from May 2005, when it commenced business, until October 2008. He helped GGS raise over USD 100 million in private equity and USD 180 million of secured debt, establish an international operating company in the Cayman Islands, establish an FCPA compliance program, and enter the geophysical service business in Algeria, Argentina, Georgia, India, Oman and Peru. He was Vice President-Legal of various subsidiaries of PGS from 1997 until 2003 and served as its chief compliance officer from 2000 to 2003, helping it to enter the geophysical service business in Kazakhstan, Mexico and Saudi Arabia. From 1988 to 1995 he served as Senior Counsel and Assistant Secretary of The Western Company of North America, where he helped it enter the pressure-pumping and offshore drilling businesses in Argentina, Brazil, Colombia, China, Hungary, Indonesia, Malaysia, Nigeria and Russia. He obtained his law degree from Stanford University, where he served on the Law Review. He served on the council of the international section of the Houston Bar Association from 2003 through 2009.

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Director Qualifications

Mr. Bruheim has significant operational experience in the oilfield services industry and brings both a practical understanding of the industry as well as hands-on experience at building companies in this sector. He currently serves on several other boards of directors and as Chief Executive Officer of companies operating in our industry and brings experience with young growing companies to our Board, which adds significant value. Mr. Boswell also has a track record as an executive officer in this industry and has been part of starting and building multiple companies with this oilfield service sector. He also brings a strong financial background to our Board. Mr. Romestrand has operated as an executive and as a successful Chief Executive Officer in the high tech oilfield equipment sector for many years and has successfully built multiple companies while generating very strong returns for his investors. He also brings an international viewpoint to our Board. Mr. Fernandez has significant experience at starting and growing oilfield service companies with a particular emphasis on the Latin American market and specifically in Argentina. His experience at navigating cross border business agreements and relationships is of particular value to our Board. Mr. Krummel has significant financial experience in the industry with previous roles as Chief Financial Officer and Chief Accounting Officer with public companies where he was responsible for all accounting functions, including consolidated financial reporting and SEC filings. Mr. Al-Sati is an investor and restructuring professional with over 12 years of direct experience in private equity, lending transactions and other special situations in almost 20 different jurisdictions in Africa, Europe, Asia and the Americas. Mr. Chan has extensive investment experience, including investment experience in Asia, Latin America, North America and Oceana. His experience in and understanding of emerging markets transactions in an international context should add significant value to our Board. Mr. Yonemoto has significant experience in emerging markets alternative asset management in general, and has particular experience investing in certain of the Company’s target markets. His various roles in emerging markets trading and analytics, as well as his role as an executive officer at an emerging markets investment advisory firm, should make him a valuable member of our Board.

Attendance at Annual Meetings

The Board encourages all directors to attend the annual meetings of stockholders, if practicable.

Board Leadership Structure and Role in Risk Oversight

Our Chief Executive Officer does not serve as the Chairman of our Board. Our Board believes that having an outside director serve as the Chairman helps to ensure that the non-employee directors take an active leadership role on our Board, and that this leadership structure is beneficial to the Company.

In the normal course of its business, the Company is exposed to a variety of risks, including market risks relating to changes in commodity prices, interest rates, technical risks affecting the Company’s resource base, political risks and credit and investment risk. The Board oversees the strategic direction of the Company, and in doing so considers the potential rewards and risks of the Company’s business opportunities and challenges, and monitors the development and management of risks that impact the Company’s strategic goals. The Audit Committee assists the Board in fulfilling its oversight responsibilities by monitoring the effectiveness of the Company’s systems of financial reporting, auditing, internal controls and legal and regulatory compliance. The Nominating Committee assists the Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our directors and executive officers and corporate governance. The Compensation Committee assists the Board in fulfilling its oversight responsibilities by overseeing the Company’s compensation policies and practices.

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Shareholder Communications with the Board

Our Board welcomes communications from our stockholders and other interested parties. Stockholders and any other interested parties may send communications to our Board, any committee of our Board, the Chairman of our Board or to any director in particular, by writing to:

Eco-Stim Energy Solutions, Inc.

2930 W. Sam Houston Pkwy N., Suite 275

Houston, Texas 77043

Attn: General Counsel

Stockholders and any other interested parties should mark the envelope containing each communication as “Stockholder Communication with Directors” and clearly identify the intended recipient(s) of the communication.

Our General Counsel will review each communication received from stockholders and other interested parties and will forward the communications, as expeditiously as reasonably practicable, to the addressees if: (1) the communication complies with the requirements of any applicable policy adopted by our Board relating to the subject matter of the communication and (2) the communication falls within the scope of matters generally considered by our Board.

Director Independence

As required under the NASDAQ Marketplace Rules, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. Our Board considered certain relationships between our directors and us when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the NASDAQ Marketplace Rules. Based upon such definition and SEC regulations, we have determined that Messrs. Bjarte Bruheim, Christopher Krummel, Jogeir Romestrand, John Yonemoto, Ahmad Al-Sati and Lap Wai Chan are “independent” under the standards of the NASDAQ.

There are no family relationships between any of the executive officers and directors.

Compensation of Directors

In October 2013, Mr. Bruheim was granted 75,000 options to purchase shares of FRI’s (a predecessor of the Company) common stock at a price of $6.00 per share, vesting in four equal semi-annual installments over two years. Also, in October 2013, each of Mr. Fernandez, Mr. Hardisty and Mr. Romestrand was granted 10,000 options to purchase shares of FRI’s common stock at a price of $6.00 per share, vesting in four equal semi-annual installments over two years. In January 2014, Mr. Krummel received a similar grant of options to purchase our common stock at a price of $7.00 per share. In connection with the merger by and among Eco-Stim f/k/a Vision Global Solutions, Inc. (“Vision”), FRI Merger Sub, Inc., a newly formed wholly owned Delaware subsidiary of Eco-Stim, and FRI (the “Merger”), options to purchase shares of FRI’s common stock were exchanged for options to purchase the same number of shares of our common stock. As a result, Mr. Fernandez, Mr. Hardisty, Mr. Krummel, and Mr. Romestrand each hold 10,000 options to purchase shares of our common stock and Mr. Bruheim holds 75,000 options to purchase shares of our common stock. We do not anticipate that Mr. Al-Sati, Mr. Yonemoto or Mr. Chan will receive any compensation from us for serving on our Board.

Other than the aforementioned options, our other directors currently do not receive any compensation specifically for their services as a director; however we do reimburse these directors for any travel or other business expenses related to their service as a director.

Board and Committee Meetings

The Board held five meetings during the fiscal year ended December 31, 2014. No director attended fewer than 75% of the meetings of the Board and of the committees of the Board on which that director served.

The Board has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee.

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Audit Committee

Mr. Christopher Krummel has served as chairman of the Audit Committee since January 2014, and Messrs. Jogeir Romestrand and Bjarte Bruheim are also current members of the Audit Committee. As required by the rules of the SEC and listing standards of the NASDAQ, the Audit Committee consists solely of independent directors. In addition, our Board has determined that Mr. Krummel qualifies as an “audit committee financial expert,” as defined in Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee oversees, reviews, acts on and reports on various auditing and accounting matters to the Company’s Board, including:

●	overseeing the accounting and financial reporting processes of the Company and audits of the Company’s financial statements;

●	overseeing the quality, integrity and reliability of the financial statements and other financial information the Company provides to any governmental body or the public;

●	overseeing the independent auditors’ qualifications, independence and performance;

●	overseeing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and

●	providing an open avenue of communication among the independent auditors, financial and senior management, and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee.

The Company has an Audit Committee Charter defining the committee’s primary duties, which is available on the Company’s website at www.ecostim-es.com in the “Corporate Governance” subsection in the “Investors” section. The Audit Committee held six meetings during the fiscal year ended December 31, 2014.

Compensation Committee

Mr. Christopher Krummel has served as chairman of the Compensation Committee since March 2015, and Mr. Ahmad Al-Sati is also a current member of the Compensation Committee. Our Board has determined that all members of the Compensation Committee meet the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the outside director definition of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the independence standards of the applicable NASDAQ Stock Market Rules.

The Compensation Committee assists our Board in carrying out its responsibilities with respect to (i) employee compensation, benefit plans, and employee stock programs and (ii) matters relating to the compensation of persons serving as senior management and the Chief Executive Officer of the Company. The Compensation Committee determines and approves the total compensation of the Chief Executive Officer and senior management based on its evaluation of the performance the Chief Executive Officer and senior management in light of certain goals and objectives as well as input from the Nominating Committee, and with respect to senior management, the Compensation Committee also considers input from the Chief Executive Officer. The Compensation Committee has broad delegating authority, including the authority to delegate to subcommittees as it deems appropriate, to delegate to one or more executive officers to approve equity compensation awards under established equity compensation plans of the Company to employees and officers of the Company other than those subject to Section 16 of the Exchange Act and to delegate any non-discretionary administrative authority under Company compensation and benefit plans consistent with any limitations specified in the applicable plans.

The Company has a Compensation Committee Charter defining the committee’s primary duties, which is available on the Company’s website at www.ecostim-es.com in the “Corporate Governance” subsection in the “Investors” section. The Compensation Committee held three meetings during the fiscal year ended December 31, 2014.

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Nominating Committee

Mr. Jogeir Romestrand has served as the chairman of the Nominating Committee since October, 2014, and Messrs. Bjarte Bruheim and John Yonemoto are also current members of the Nominating Committee.

The Nominating Committee identifies, evaluates and nominates qualified candidates for appointment or election to the Company’s Board. In identifying, evaluating and recommending director nominees to the Board, the Nominating Committee indentifies persons who possess the integrity, leadership skills and competency required to direct and oversee the Company’s management in the best interests of its shareholders, customers, employees, communities it serves and other affected parties. A candidate must be willing to regularly attend Board meetings and if applicable, committee meetings, to participate in Board development programs, to develop a strong understanding of the Company, its businesses and its requirements, to contribute his or her time and knowledge to the Company and to be prepared to exercise his or her duties with skill and care. While the Board does not have a formal policy on diversity, in selecting nominees, the Nominating Committee seeks to have a Board that represents a diverse range of perspectives and experience relevant to the Company.

The Company has a Nominating Committee Charter defining the committee’s primary duties, which is available on the Company’s website at www.ecostim-es.com in the “Corporate Governance” subsection in the “Investors” section. The functions of the Nominating Committee, which are discussed in detail in its charter, include (i) developing a pool of potential directorial candidates for consideration in the event of a vacancy on the Board, (ii) screening directorial candidates in accordance with certain guidelines and criteria set forth in its charter and (iii) recommending nominees to the Board. The Nominating Committee held no meetings during the fiscal year ended December 31, 2014.

The Nominating Committee seeks recommendations from our existing directors to identify potential candidates to fill vacancies on our Board. The Nominating Committee will also consider nominee recommendations properly submitted by stockholders in accordance with the procedures outlined in our bylaws, on the same basis as candidates recommended by the Board and other sources. For stockholder nominations of directors for the Annual Meeting, nominations must be made in writing and delivered to the Secretary of the Company at 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043. Nominations must be received by the Secretary of the Company no later than the earlier of the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs, or (b) two (2) days prior to the date of the Annual Meeting.

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PROPOSAL TWO: APPROVAL OF THE COMPANY’S 2015 STOCK INCENTIVE PLAN

At the Annual Meeting, the stockholders will be asked to approve the amendment and restatement (the “Amendment and Restatement”) of the Eco-Stim Energy Solutions, Inc. 2014 Stock Incentive Plan (the “Plan”). In connection with the Amendment and Restatement, the Plan will be renamed the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan. We believe approval of the Amendment and Restatement of the Plan is advisable in order to (i) ensure that we have an adequate number of shares of common stock available in connection with its compensation programs, (ii) ensure that we have the ability to grant incentive stock options that comply with Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), (iii) provide for the grant of awards under the Plan that are designed as “performance-based compensation” pursuant to Section 162(m) of the Code (which, for the avoidance of doubt, shall also require the approval of “Proposal Three—Approval of the Material Terms of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan for Purposes of Section 162(m)”) and (iv) make certain other clarifying changes to the Plan.

Background and Purpose of the Proposal

In July 2014, our board of directors (the “Board”) adopted the Plan. The Plan became effective on July 9, 2014. The purpose of the Amendment and Restatement is to (i) increase the number of shares of common stock (the “Common Stock”) that may be issued under the Plan by 500,000 shares, (ii) revise the material terms of the Plan so that awards granted under the Plan that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code will be fully deductible by us and (iii) make certain other clarifying changes to the Plan. The Board unanimously acted on May 14, 2015 to amend and restate the Plan consistent with the preceding sentence. If the Amendment and Restatement is not approved by stockholders, then the Plan will continue in effect in its present form. If the Amendment and Restatement is approved by stockholders, we intend to file, pursuant to the Securities Act of 1933, as amended, a registration statement on Form S-8 to register the additional shares of Common Stock available for issuance under the Plan.

We believe that approval of the Amendment and Restatement will give us the flexibility to make stock-based awards and other awards permitted under the Plan over the next three years in amounts determined appropriate by the Committee (as defined below); however, this timeline is simply an estimate used to determine the number of additional common shares requested under the Amendment and Restatement and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our Common Stock, award levels and amounts provided by our competitors and our hiring activity over the next few years. The closing market price of our shares of Common Stock as of May 29, 2015 was $7.48 per share, as reported on the NASDAQ.

As of June 1, 2015, the total number of outstanding shares of Common Stock was 6,789,649. Our current dilution (which is the number of shares of Common Stock available for grant under the Plan, divided by the total number of shares of Common Stock outstanding) is approximately 2.8%. If the Amendment and Restatement is approved, the potential dilution from issuances authorized under the Plan will increase to approximately 10.1%. While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.

Consequences of Failing to Approve the Proposal

Failure of our stockholders to approve this proposal will mean that (i) we will continue to grant equity awards under the terms of the Plan, in its current form, until the shares of Common Stock available for issuance thereunder are exhausted, which we estimate will occur in 2015, based on current expected equity grant practices, (ii) we will not have the ability to grant incentive stock options that comply with Section 422 of the Code and (iii) we will not be able to grant awards under the Plan that are fully deductible by us as “performance-based compensation” under Section 162(m) of the Code. If the Amendment and Restatement is not approved by stockholders, the Plan will remain in effect in its current form.

Description of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan

A summary description of the material features of the Plan, as amended to reflect the proposed Amendment and Restatement, is set forth below. The following summary does not purport to be a complete description of all the provisions of the Plan and is qualified in its entirety by reference to (i) the Plan, a copy of which is incorporated by reference to Exhibit 4.5 to our Post-Effective Amendment No. 1 to Form S-8 (File No. 333-202182), filed on February 20, 2015 and (ii) the Plan, as modified by the Amendment and Restatement, which is attached as Appendix A to this proxy statement and incorporated by reference in its entirety.

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Purpose of the 2015 Stock Incentive Plan

The purpose of the Plan is provide a means through which the Company may attract and retain able persons to serve as senior executives of the Company and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its affiliates rest, and whose present and potential contributions to the Company and its affiliates are of importance, can acquire and maintain stock ownership or other awards, thereby strengthening their concern for the welfare of the Company and its affiliates and their desire to remain employed by, or continue providing services to, the Company and its affiliates. A further purpose of the Plan is to enhance the profitable growth of the Company and its affiliates. The Company seeks to achieve the Plan’s purpose primarily by providing grants of a variety of awards (collectively referred to as “Awards”), including but not limited to:

●	incentive stock options qualified as such under U.S. federal income tax laws (“Incentive Options”);

●	stock options that do not qualify as incentive stock options (“Nonstatutory Options” and, together with Incentive Options, “Options”);

●	restricted stock awards (“Restricted Stock”);

●	phantom stock (“Phantom Stock”), which may be settled in Common Stock or in cash, as determined by the Committee (as defined below);

●	awards that are subject to or contingent upon certain performance measures (“Performance Awards”);

●	stock appreciation rights (“SARs”), either in connection with an award of Options or independently as a Phantom Stock award; and

●	awards of Common Stock (“Bonus Stock”).

The Plan, in part, is intended to qualify under the provisions of Section 422 of the Code, which governs Incentive Options. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. No awards may be granted under the Plan after 10 years from the date the Plan was approved by the Board. The Plan shall remain in effect until all Awards granted under the Plan have been exercised, satisfied, forfeited or expired.

Administration of the Long Term Incentive Plan

Unless the Board appoints another committee, the Compensation Committee of the Board (the “Committee”) administers the Plan. The Committee shall be comprised solely of two or more directors who are both “nonemployee directors” within the meaning of Rule 16b-3 and “outside directors” within the meaning of Section 162(m). Subject to the terms and conditions of the Plan, the Committee shall have the power from time to time to:

●	determine which Eligible Individuals shall receive an Award;

●	the time or times when such Award shall be made;

●	the type of Award that shall be made; and

●	the number of shares of Common Stock to be subject to, or the value of, an Award.

The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed thereunder, to prescribe, amend, suspend or waive rules and regulations relating to the Plan, to determine the terms, restrictions and provisions of the agreement relating to each Award and to make all other determinations necessary or advisable for administering the Plan. The Board may alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would materially impair the rights of a participant with respect to an Award theretofore granted without the consent of the participant, and provided, further, that the Board may not, without the approval of our stockholders, amend the Plan to increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan, increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan.

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Shares Subject to the Long Term Incentive Plan

The Amendment and Restatement would increase the number of shares of Common Stock available for Awards under the Plan from the number authorized to be issued under the Plan by 500,000 shares. Accordingly, the maximum aggregate number of shares of Common Stock that may be granted for any and all Awards under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Options, may not exceed 1,000,000 shares of Common Stock. In addition, the Plan also includes individual limitations on the amounts of Awards that may be awarded. Specifically, (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted under the Plan to any one individual during any 12-month period may not exceed 200,000 shares (subject to adjustment from time to time in accordance with the provisions of the Plan), and (ii) the maximum amount of compensation that may be paid under all Performance Awards that are not denominated in shares of Common Stock (including the fair market value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any 12-month period may not exceed $1,000,000.

As of June 1, 2015, there are (i) 310,000 shares of Common Stock already issued pursuant to Awards, specifically (a) 250,500 shares of Common Stock subject to Awards of Restricted Stock and (b) 59,500 shares of Common Stock subject to Awards of Nonstatutory Options, and (ii) 190,000 shares of Common Stock remaining available for future Awards.

To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. The shares of Common Stock issued under the Plan may be, in whole or in part, authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. As long as the shares of Common Stock remain listed for trading on the NASDAQ, the fair market value of the shares of Common Stock on a given date will be the value equal to the closing price of a share of Common Stock as reported on the NASDAQ on that date (or on the last preceding date on which there was such a closing price).

Persons Who May Participate in the Long Term Incentive Plan

Individuals eligible to receive Awards, or “Eligible Individuals,” under the Plan are employees and consultants that provide services to the Company or one of the Company’s affiliates and members of the Board or members of the board of directors of an affiliate of the Company. Eligible Individuals to whom an Award is granted under the Plan are referred to as “Participants.” As of June 1, 2015, the Company anticipates having approximately six outside directors, five executive officers, and 20 other employees and consultants who will be eligible to participate in the Plan.

Awards under the Long Term Incentive Plan

Stock Options. The Company may grant Options to Eligible Individuals including (i) Incentive Options (only to employees of the Company or one of its subsidiaries) that comply with Section 422 of the Code; and (ii) Nonstatutory Options. With respect to Incentive Options, a Participant must be an employee of the Company or one of its subsidiaries on the date of grant. The exercise price of each Option granted under the Plan shall be determined by the Committee; however, the exercise price for an Option must not be less than the fair market value per share of Common Stock as of the date of grant (or 110% of the fair market value per share of Common Stock in the case of an Incentive Option granted to a Participant that owns shares of Common Stock equal to more than 10% of the total combined voting power or value of all classes of shares of the Company or a subsidiary of the Company). Options may be exercised as the Committee determines, but not later than ten years from the date of grant (or five years from the date of grant in the case of an Incentive Option granted to a Participant that owns shares of Common Stock equal to more than 10% of the total combined voting power or value of all classes of shares of the Company or a subsidiary of the Company). The vested portion of an Option may be exercised, in whole or in part, at any time after becoming exercisable until its expiration or termination. To the extent that the aggregate fair market value (determined as of the date of grant) of shares of Common Stock with respect to which Incentive Options granted under the Plan are exercisable by a Participant for the first time during any calendar year exceeds $100,000, the Incentive Option shall be treated as a Nonstatutory Option.

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An Option agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of an SAR in connection with the grant of an Option and, in such case, the exercise of the SAR shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the SAR is exercised (and vice versa). In the case of any SAR that is granted in connection with an Incentive Option, such right shall be exercisable only when the fair market value of the Common Stock exceeds the exercise price specified therefor in the Option or the portion thereof to be surrendered.

Except as permitted under the Plan in connection with a recapitalization or other Corporate Change (as defined in the Plan), Options and SARs may not be amended without the approval of the stockholders of the Company so as to (i) reduce the option price of any outstanding Options or SARs, (ii) grant a new Option, SAR or other Award in substitution for, or upon the cancellation of, any previously granted Option or SAR that has the effect of reducing the exercise price thereof, (iii) exchange any Option or SAR for other consideration when the exercise price per share of Common Stock under such Option or SAR exceeds the fair market value of the underlying shares or (iv) take any other action that would be considered a “repricing” of an Option or SAR under the listing standards of the NASDAQ. Notwithstanding the foregoing, the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Option or SAR to increase the per share exercise price or replace any Option or SAR with the grant of Options or SARs having a per share exercise price that is equal to or greater than the per share exercise price of the original Award.

Restricted Stock Awards. A Restricted Stock Award is a grant of shares of Common Stock subject to restrictions, terms and conditions imposed by the Committee in its discretion. Unless the Committee determines otherwise, upon the issuance of Restricted Stock, a Participant shall have all of the rights of a stockholder with respect to the shares of Common Stock represented by the Restricted Stock, including the right to vote such shares of Common Stock and to receive all dividends or other distributions made with respect to the shares of Common Stock. Dividends shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares.

Phantom Stock. A Phantom Stock Award represents the right to receive shares of Common Stock (or the fair market value thereof), or rights to receive an amount equal to any appreciation or increase in the fair market value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee. Each Award of Phantom Stock will contain restrictions, terms and conditions imposed by the Committee in its discretion. Awards of Phantom Stock may be paid in shares of Common Stock, cash or a combination thereof. A Phantom Stock Award may include, without limitation, an SAR that is granted independently of an Option; provided, however, that the exercise price per share of Common Stock subject to the SAR shall be determined by the Committee but such exercise price shall not be less than the fair market value of a share of Common Stock on the date such SAR is granted.

Performance Awards. Performance Awards may be granted to Eligible Individuals on terms and conditions determined by the Committee and set forth in an Award agreement. A Performance Award shall be awarded to a participant contingent upon one or more performance measures established by the Committee. Please see “Proposal Three—Approval of the Material Terms of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan for Purposes of Section 162(m)” for additional information regarding the potential performance measures for Performance Awards intended to constitute “performance-based compensation” within the meaning of Section 162(m). The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of the performance measure(s). Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the performance measure(s) for such performance period, as determined and certified in writing by the Committee. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period. Payment of a Performance Award may be made in cash, Common Stock or a combination thereof, as determined by the Committee.

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Bonus Stock. The Committee may grant an Award of unrestricted shares of Common Stock to an Eligible Individual on such terms and conditions as the Committee may determine at the time of grant. Awards of Common Stock may be made as additional compensation for services rendered by the Eligible Individual or may be in lieu of cash or other compensation to which the Eligible Individual is entitled from the Company.

Other Provisions

Transferability of Awards. The Plan generally restricts the transfer of Awards, except for (1) transfer by will or the laws of descent and distribution, (2) pursuant to a qualified domestic relations order or (3) with the consent of the Committee. Incentive Options will not, under any circumstances, be transferable other than by will or the laws of descent and distribution.

Changes in Capitalization. In the event of a subdivision or consolidation of Common Stock, the number of shares of Common Stock with respect to which an Award theretofore granted may thereafter be exercised or satisfied, as applicable, shall (i) in the event of an increase in the number of outstanding shares, be proportionately increased and the purchase price per share, if any, shall be proportionately reduced and (ii) in the event of a reduction in the number of outstanding shares, be proportionately reduced, and the purchase price per share, if any, shall be proportionately increased.

Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or another change or event occurs that constitutes an “equity restructuring” pursuant to Accounting Standards Codification Topic 718 or any successor accounting standard, (1) the Committee shall equitably adjust the number and class of shares of Common Stock (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such recapitalization and shall adjust the number and class of shares of Common Stock (or other securities or property) with respect to which Awards may be granted after such recapitalization and (2) the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of shares of Common Stock (or other securities) that may be delivered with respect to Awards under the Plan, the individual Award limitations under the Plan and the class of shares of Common Stock (or other securities) available for grant under the Plan. Upon a Corporate Change (as defined in the Plan), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Options or SARs held by any individual Participant: (1) accelerate the time at which Options or SARs then outstanding may be exercised, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options or SARs held by such Participants, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the Change of Control Value (as defined in the Plan) of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, or (3) make such adjustments to Options or SARs then outstanding as the Committee deems appropriate to reflect such Corporate Change.

Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by the Plan, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion.

Termination and Amendment. The Board may terminate the Plan at any time and from time to time alter or amend the Plan; provided that no such change may be made that would materially impair the rights of a Participant with respect to an Award theretofore granted without the consent of such Participant; provided, further, that the Board may not, without approval of the stockholders of the Company, amend the Plan to increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan, increase the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Options or change the class of individuals eligible to receive Awards under the Plan.

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Clawback. Any portion of the payments and benefits provided under the Plan or the sale of shares of Common Stock shall be subject to a clawback or other recovery by the Company to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any Securities and Exchange Commission rule.

Tax Withholding. The Company shall have the right to deduct or withhold, or cause to be deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant, the amount (in cash, Common Stock (including Common Stock that would otherwise be issued with respect to such Award) or other property) of any applicable taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations and to take such other action(s) as may be necessary in the opinion of the Company to satisfy its withholding obligations with respect to such Award.

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to Participants arising from participation in the Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonstatutory Options and SARs with an exercise price less than the fair market value of shares of Common Stock on the date of grant, SARs payable in cash, Phantom Stock, and certain other Awards that may be granted pursuant to the Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Tax Consequences to Participants

Options and SARs. Participants will not realize taxable income upon the grant of an Option or a SAR. Upon the exercise of a Nonstatutory Option or a SAR, a Participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of Common Stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a Nonstatutory Option or SAR that equals the fair market value of such shares of Common Stock on the date of exercise. Subject to the discussion under “—Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the shares of Common Stock acquired as a result of the exercise of a Nonstatutory Option or SAR, any appreciation (or depreciation) in the value of the shares of Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an Option intended to qualify as an Incentive Option (i.e., under Section 422 of the Internal Revenue Code) will not recognize taxable income on the grant of an Incentive Option. Upon the exercise of an Incentive Option, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the Incentive Option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an Incentive Option would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the Incentive Option), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Shares. However, if a Participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the Incentive Option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Shares. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

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The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an Incentive Option, unless a Participant makes a Disqualifying Disposition of the ISO Shares. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “—Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonstatutory Option or an Incentive Option, no additional gain will be recognized on the transfer of such previously held shares of Common Stock in satisfaction of the Nonstatutory Option or Incentive Option exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonstatutory Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonstatutory Option or Incentive Option exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.

The Plan generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the Plan allows the Committee to permit the transfer of Awards (other than Incentive Options), in its discretion. For income and gift tax purposes, certain transfers of Nonstatutory Options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonstatutory Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of Options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the Options. If a Nonstatutory Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a Participant transfers a vested Nonstatutory Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonstatutory Option at the time of the gift. The value of the Nonstatutory Option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of Common Stock, the potential for future appreciation or depreciation of the shares of Common Stock, the time period of the Nonstatutory Option and the illiquidity of the Nonstatutory Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $14,000 per donee (for 2015, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonstatutory Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested Nonstatutory Options has not been extended to unvested Nonstatutory Options. Whether such consequences apply to unvested Nonstatutory Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards: Cash Awards, Phantom Stock, Restricted Stock and Bonus Stock Awards. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to a cash Award or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of a Phantom Stock Award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of Common Stock in settlement of the Phantom Stock Award, as applicable, in an amount equal to the cash or the fair market value of the shares of Common Stock received.

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A recipient of Restricted Stock or a Bonus Stock Award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of Common Stock when received, reduced by any amount paid by the recipient; however, if the shares of Common Stock are not transferable and are subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of Common Stock (i) when the shares of Common Stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Internal Revenue Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Internal Revenue Code. If a Section 83(b) election is made and the shares of Common Stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of Common Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of Common Stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares of Common Stock will commence on the later of the date the shares of Common Stock are received or the restrictions lapse. Subject to the discussion below under “—Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the Plan could also be limited by the golden parachute rules of Section 280G of the Internal Revenue Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Performance-Based Compensation. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the Plan could be limited by Section 162(m). Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000. However, an exception applies to this limitation in the case of certain “performance-based compensation.” In order to exempt “performance-based compensation” from the $1,000,000 deductibility limitation, the grant, vesting, exercise or settlement of the Award must be based on the satisfaction of one or more performance goals selected by the Committee and certain other requirements must be met, including shareholder approval requirements. Although the Plan has been drafted to satisfy the requirements for the “performance-based compensation” exception, the Company may determine that it is in the Company’s best interests not to satisfy the requirements for the exception in certain situations. Please see “Proposal Three—Approval of the Material Terms of the Eco-Stim Energy Solutions, Inc. 2015 Stock Incentive Plan for Purposes of Section 162(m)” for additional information.

New Plan Benefits

The Awards, if any, that will be made to Eligible Individuals under the Plan are subject to the discretion of the Committee, therefore, the Company cannot currently determine the benefits or number of shares subject to Awards that may be granted in the future. Therefore, the New Plan Benefits Table is not provided.

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Previously Awarded Options

The following table sets forth, for the named executive officers and certain other groups, all shares of Common Stock underlying outstanding Options previously awarded under the Plan. No associate of any of the directors, named executive officers or nominees set forth below holds or has held options to purchase our common stock.

Name and Principal Position	Number of Shares Issued or Underlying Options
Jon Christopher Boswell	17,000
Chief Executive Officer
All executives as a group	17,000
-
Non-executive director group (1)	0
-
Non-executive officer employee group	42,500
-
Total	59,500

(1) All members of the Board who are not also our executive officers.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2014.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	1,056,672	$5.55	443,328
Equity compensation plans not approved by security holders	—	—	—
Total	1,056,672	$5.55	443,328

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPANY’S 2015 STOCK INCENTIVE PLAN.

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PROPOSAL THREE: APPROVAL OF THE MATERIAL TERMS OF THE COMPANY’S 2015 STOCK INCENTIVE PLAN FOR PURPOSES OF SECTION 162(m)

In addition to approving the Amendment and Restatement of the Plan as set forth in Proposal Two, we are also asking stockholders to approve the material terms of the Plan pursuant to Section 162(m) in order to grant Awards under the Plan that are designed as “performance-based compensation” pursuant to Section 162(m) of the Code.

Background and Purpose of the Proposal

We believe it is desirable to have the ability to deduct, for federal income tax purposes, the value of Awards granted pursuant to the Plan. The Plan is intended to qualify for exemption from the deduction limitations of Section 162(m) by providing “performance-based compensation” to “covered employees” within the meaning of Section 162(m). Under Section 162(m), the federal income tax deductibility of compensation paid to the Chief Executive Officer and the three other most highly compensated officers (other than the principal financial officer) (“Covered Employees”) determined pursuant to the SEC’s executive compensation disclosure rules may be limited to the extent such compensation exceeds $1,000,000 in any taxable year. However, compensation paid to Covered Employees may be deducted in excess of that amount if it qualifies as “performance-based compensation” as defined in Section 162(m). In addition to certain other requirements, in order for Awards under the Plan to constitute “performance-based compensation,” the material terms of the Plan must be disclosed to and approved by our stockholders.

We are specifically requesting that stockholders vote to approve: (1) the maximum amount of compensation that may be paid to a Participant under the Plan in any fiscal year, (2) the individuals eligible to receive compensation under the Plan, and (3) the performance criteria on which the performance goals are based for purposes of Section 162(m) of the Code. Each of these items is discussed below, and stockholder approval of this proposal constitutes approval of each of these items for purposes of the Section 162(m) stockholder approval requirements.

Consequences of Failing to Approve the Proposal

If this proposal is not approved, Covered Employees may not receive the compensation that we intended to provide them under the Plan and the deductibility of Awards granted to Covered Employees in the future may potentially be limited. This means that we may be limited in our ability to grant Awards that satisfy our compensation objectives and that are deductible (although we retain the ability to evaluate the performance of the Covered Employees and to pay appropriate compensation even if some of it may be non-deductible).

Maximum Amounts of Compensation

Consistent with certain provisions of the Code, there are restrictions providing for a maximum number of shares of Common Stock that may be granted in any one year to a Covered Employee and a maximum amount of cash compensation payable in any one year as an Award under the Plan to a Covered Employee. Specifically, (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted under the Plan to any one individual during any 12-month period may not exceed 200,000 and (ii) the maximum amount of compensation that may be paid under all Performance Awards that are not denominated in shares of Common Stock (including the fair market value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any 12-month period may not exceed $1,000,000.

Eligibility

Employees and consultants that provide services to the Company or one of the Company’s affiliates and members of the Board or members of the board of directors of an affiliate of the Company are eligible to receive Awards under the Plan. Although Section 162(m) only limits the deductibility for compensation paid to a Covered Employee who is employed as of the end of the year, the performance goals described below may be applied to other senior officers in the event that any of them could be deemed to be a Covered Employee under the Section 162(m) regulations during the time that they hold the Performance Award.

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Performance Criteria and Performance Awards

If an eligible person is a Covered Employee, and the Committee determines that a contemplated Performance Award should qualify as “performance-based compensation” under Section 162(m), then the grant and/or settlement of such Award will be contingent upon achievement of one or more pre-established performance objectives based on the performance measures specified in the Plan.

With respect to any Performance Awards intended to constitute “performance-based compensation” within the meaning of Section 162(m), performance objectives shall be expressed in terms of: (i) the price of a share of Common Stock, (ii) earnings per share, (iii) market share, (iv) revenues or sales, (v) net income or net income margin (before or after taxes), (vi) cash flow, cash flow from operations or return on investment, (vii) earnings or earnings margin before or after interest, taxes, depreciation, amortization, exploration and/or abandonment costs, (viii) economic value added, (ix) return on capital, assets, net assets or equity, (x) operating income, operating income margin or operating margin, (xi) debt level or debt reduction, (xii) cost reduction targets, (xiii) total stockholders’ return, (xiv) capital expenditures, (xv) general and administrative expenses, (xvi) net asset value, (xvii) operating costs, or (xviii) any combination of the foregoing. The performance measures described in the preceding sentence may be absolute, relative to one or more other companies, relative to one or more indexes, or measured by reference to the Company alone, one or more business units or affiliates of the Company alone, or the Company together with one or more of its business units or affiliates. In addition, subject to any limitations under Section 162(m) of the Code, such performance measures may be subject to adjustment by the Committee for changes in accounting principles, to satisfy regulatory requirements or for other specified extraordinary, unusual or infrequent items or events. The grant, vesting, exercise and/or settlement of Performance Awards may also be contingent upon one or more operational performance measures established by the Committee; provided, however, that with respect to Awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code, such operational performance measures shall be approved by the stockholders of the Company to the extent required to comply with the performance-based compensation requirements under section 162(m) of the Code.

For a detailed description of the remaining terms of, certain tax consequences associated with participation in and other information regarding the Plan, please see Proposal Two.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR the approval of the material terms of the ECO-STIM ENERGY SOLUTIONS, INC. 2015 STOCK INCENTIVE PLAN for purposes of section 162(m).

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PROPOSAL FOUR: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with Section 14A of the Exchange Act and Rule 14a-21(a) promulgated thereunder, we are asking our stockholders to approve, in a non-binding advisory vote, the compensation of our named executive officers, as such compensation is disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including under the heading “Executive Compensation.” This advisory vote is not intended to address any specific item of compensation, but rather our overall compensation principles, policies and practices, and the compensation of our named executive officers for fiscal year 2014.

The Compensation Committee believes that our named executive officers should be compensated commensurate with their success in maintaining the growth and high level of performance necessary for the Company to produce ongoing and sustained growth in value for our stockholders. We have a comprehensive executive compensation program that is designed to link our executive officers’ compensation as closely as possible with our performance while also aligning our executive officers’ interests with those of our stockholders. We continually monitor our executive compensation program and modify it as needed to strengthen the link between compensation and performance and to maintain our competitive position within the oil and gas service industry with respect to the search for and retention of highly capable executive personnel. We encourage stockholders to read the section of this Proxy Statement entitled “Executive Compensation,” including the compensation tables and accompanying narrative disclosures, which discuss in greater detail the compensation of our named executive officers.

Based on the above, we request that you indicate your support for our executive compensation practices by voting in favor of the following resolution:

“RESOLVED, that the stockholders hereby approve, on an advisory basis, the compensation of Eco-Stim Energy Solution, Inc.’s named executive officers, as disclosed in the Proxy Statement for Eco-Stim Energy Solution, Inc.’s 2015 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the disclosure contained in “Executive Compensation” and the compensation tables and other narrative executive compensation disclosures contained therein.”

This is an advisory vote and is not binding on the Company, the Compensation Committee or the Board. However, because we value the views of our stockholders, our Compensation Committee, which is comprised solely of independent directors and is responsible for, among other things, designing and administering the Company’s executive compensation program, will carefully consider the results of this advisory vote, along with all other expressions of stockholder views it receives on specific policies and desirable actions, when considering future decisions with respect to executive compensation.

Vote Required and Board of Director’s Recommendation

The affirmative vote by a majority of the shares entitled to vote and present in person or by proxy at the Annual Meeting is required to approve this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION.

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PROPOSAL FIVE: NON-BINDING ADVISORY VOTE ON FREQUENCY OF FUTURE “SAY-ON-PAY” ADVISORY VOTES

In accordance with Section 14A of the Exchange Act and Rule 14a-21(b) promulgated thereunder, we are asking our stockholders to indicate, in a non-binding advisory vote, whether future advisory votes to approve the compensation of the named executive officers should be held every year, every two years or every three years.

The Board has determined that our stockholders should have the opportunity to vote on the compensation of the named executive officers every three years. The Board believes that giving the stockholders the right to cast an advisory vote every three years on the compensation of the named executive officers will provide the stockholders with sufficient time to evaluate the effectiveness of our overall compensation program in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results.

Stockholders can specify one of four choices when voting on this proposal: every year, two years, three years or abstain. By voting on this proposal, stockholders are not voting to approve or disapprove the Board’s recommendation. The advisory vote regarding the frequency of future advisory votes described in this proposal will be determined by a plurality of the votes cast. The frequency — “Every Year,” “Two Years” or “Three Years” — receiving the highest number of votes will be determined to be the preferred frequency of holding future advisory votes on named executive officer compensation.

As this is an advisory vote, the results will not be binding on the Company, the Compensation Committee or the Board, and the Board may decide that it is in the best interests of the stockholders and the Company to hold an advisory vote on our named executive officer compensation more or less frequently than the option selected by our stockholders. We will provide our stockholders with the opportunity to vote on the frequency of advisory votes on our named executive officers’ compensation at our annual meetings at least once every six calendar years.

Vote Required and Board of Director’s Recommendation

You are not voting in this proposal to approve or disapprove our Board’s recommendation. Instead, you may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR “THREE YEARS” ON THE ADVISORY VOTE ON THE FREQUENCY OF EXECUTIVE COMPENSATION ADVISORY VOTES.

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PROPOSAL SIX: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Whitely Penn LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2015. Whitely Penn LLP served in this capacity since 2013. The Board is submitting the selection of Whitely Penn LLP for ratification at the Annual Meeting. The submission of this matter for ratification by stockholders is not legally required, but the Board and the Audit Committee believe the submission provides an opportunity for stockholders through their vote to communicate with the Board and the Audit Committee about an important aspect of corporate governance. If the stockholders do not ratify the selection of Whitely Penn LLP, the Audit Committee will reconsider, but will not be required to rescind, the selection of that firm as the Company’s independent registered public accounting firm. We are not presently expecting that representatives of Whitley Penn LLP will attend the Annual Meeting of stockholders.

The Audit Committee has the authority and responsibility to retain, evaluate and replace the Company’s independent registered public accounting firm. The stockholders’ ratification of the appointment of Whitely Penn LLP does not limit the authority of the Audit Committee to change the Company’s independent registered public accounting firm, as it deems necessary or appropriate, at any time.

Vote Required and Board of Director’s Recommendation

The affirmative vote by a majority of the shares entitled to vote and present in person or by proxy at the Annual Meeting is required to approve this proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF WHITLEY PENN LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2015.

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INDEPENDENT PUBLIC ACCOUNTANTS

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Effective December 13, 2013, we dismissed our independent registered public accounting firm, Armanino LLP. Concurrent to such dismissal, we engaged Whitley Penn LLP as our new independent registered public accounting firm. On December 13, 2013, our Board voted unanimously to dismiss Armanino LLP and to engage Whitley Penn LLP.

Armanino LLP’s reports regarding the Company’s financial statements for the fiscal years ended March 31, 2013 and March 31, 2012 did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent interim period preceding such dismissal, there were no disagreements with Armanino LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Armanino LLP, would have caused Armanino LLP to make reference thereto in connection with its reports on the financial statements of the Company. During the Company’s two most recent fiscal years and the subsequent interim period preceding such dismissal, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

Principal Accountant Fees and Services

The following table presents fees for professional audit services performed by Whitley Penn LLP for the audit of our annual financial statements for the fiscal year ended December 31, 2014 and 2013.

	2014	2013
Audit Fees (1)	$127,210	$29,513
Audit-Related Fees (2)	$-	$-
Tax Fees (3)	$-	$-
All Other Fees (4)	$-	$-
Total Fees	$127,210	$29,513

(1)	Audit Fees include professional services rendered for (i) the audit of our annual financial statements for the fiscal years ended December 31, 2014 and 2013, (ii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years and (iii) the reviews of the Form S-1 filed during 2014.

Pre-Approval Policies

It is the policy of our Board that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Board. Our Board pre-approved all services, audit and non-audit, provided to us by Whitley Penn LLP for 2013 and 2014.

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EXECUTIVE COMPENSATION AND OTHER INFORMATION

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosures.

Summary Compensation Table

The following table summarizes, with respect to each of our named executive officers, information relating to all compensation earned for services rendered to us in all capacities in the last two completed fiscal years.

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (5)	Option Awards ($)(6)	Non-equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (7)	Total ($)
Jon Christopher Boswell	2014	200,000	—	188,000	46,266	—	—	16,000	450,266
Chief Executive Officer(1)	2013	200,000	10,000	—	491,907	—	—	11,000	712,907
Bobby Chapman	2014	200,000	—	223,000	—	—	—	16,000	439,000
Chief Operating Officer (2)	2013	33,692	—	—	393,526	—	—	1,685	428,903
Carlos Fernandez	2014	166,000	—	819,000	—	—	—	—	985,000
Executive Vice President- Corporate Business Development and General Manager Latin America (3)	2013	120,000	—	—	48,744	—	—	—	168,744
Alexander Nickolatos	2014	200,000	—	437,500	—	—	—	10,000	647,500
Chief Financial Officer and Assistant Secretary(4)	2013	179,167	2,500	—	98,381	—	—	9,083	289,131

(1)	Mr. Boswell was appointed our Chief Executive Officer on December 11, 2013 upon the closing of the Merger. A portion of the compensation reported for Mr. Boswell for 2013 reflects compensation earned as Chief Executive Officer of FRIBVI and FRI (both are predecessors of the Company) for the portion of 2013 prior to December 11, 2013. Mr. Boswell served as Chief Executive Officer of FRIBVI from its inception, on December 30, 2011, until FRIBVI merged with and into FRI, on October 4, 2013, upon which Mr. Boswell continued to serve as its Chief Executive Officer.

(2)	Mr. Chapman was appointed our Chief Operating Officer on December 11, 2013 upon closing of the Merger. A portion of the compensation reported for Mr. Chapman for 2013 reflects compensation earned as an employee of FRIBVI (a predecessor of the Company) for the portion of 2013 prior to December 11, 2013.

(3)	Mr. Fernandez was appointed our Executive Vice President-Corporate Business Development and General Manager Latin America on July 9, 2014. A portion of the compensation reported for Mr. Fernandez for 2013 reflects compensation earned by him as a consultant of FRIBVI (a predecessor of the Company) for the portion of 2013 prior to December 11, 2013. The compensation reported for Mr. Fernandez for 2014 reflects compensation earned by him as a consultant of our Company prior to July 1, 2014 and compensation earned by him as an employee of our Company after July 1, 2014.

(4)	Mr. Nickolatos was appointed our Chief Financial Officer on December 11, 2013 upon closing of the Merger and Assistant Secretary on July 9, 2014. A portion of the compensation reported for Mr. Nickolatos for 2013 reflects compensation earned as Controller of FRIBVI (a predecessor of the Company) for the portion of 2013 prior to December 11, 2013.

(5)	The amounts in this column reflect the aggregate grant date fair value of all stock awards calculated in accordance with FASB ASC Topic 718. See “Part II – Item 8 – Financial Statements and Supplementary Data – Eco-Stim Energy Solutions, Inc. and Subsidiaries Consolidated Financial Statements for December 31, 2014 and 2013 – Note 12 – Stock-Based Compensation” in our Form 10-K for the year ended December 31, 2014 for additional information regarding the assumptions used to calculate the grant date fair value of the stock awards. The stock awards granted to Messrs. Boswell, Chapman, Fernandez and Nickolatos in 2014 were awards of restricted stock under our 2013 Stock Incentive Plan.

(6)	The amount in this column reflects the aggregate grant date fair value of all option awards calculated in accordance with FASB ASC Topic 718. See “Part II – Item 8 – Financial Statements and Supplementary Data – Eco-Stim Energy Solutions, Inc. and Subsidiaries Consolidated Financial Statements for December 31, 2014 and 2013 – Note 12 – Stock-Based Compensation” in our Form 10-K for the year ended December 31, 2014 for additional information regarding the assumptions used to calculate the fair value of the option awards. The option awards granted to Messrs. Boswell, Chapman, Fernandez and Nickolatos in 2013 were granted by FRIBVI or FRI (both are predecessors of the Company) for services performed for FRIBVI or FRI and, immediately prior to the Merger, such awards constituted options to purchase shares of FRI’s common stock. In connection with the Merger, options to purchase shares of FRI’s common stock were exchanged for options to purchase the same number of shares of our common stock, with an appropriate adjustment to the exercise price to reflect the merger exchange ratio. As a result, the amounts shown in this column reflect options to purchase shares of our common stock.

(7)	Amounts reported in the “All Other Compensation” column consist of (a) with respect to all named executive officers, employer matching contributions to our tax-qualified Section 401(k) retirement savings plan and (b) with respect to Messrs. Boswell and Chapman, a monthly car allowance.

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Narrative Disclosure to Summary Compensation Table

Employment Agreements. We have entered into employment agreements with each of our named executive officers. The following summary details the material terms of the employment agreements:

Jon Christopher Boswell. Mr. Boswell’s employment agreement provides for a term of employment through November 24, 2015, with a renewal provision that automatically extends the term of Mr. Boswell’s employment for an additional year unless either party provides written notice of non-renewal. We currently pay Mr. Boswell a base salary of $200,000 per year. Mr. Boswell is also eligible to receive a $500.00 monthly car allowance and a discretionary bonus to be determined by the Board, within its sole discretion, up to a maximum of 100% of his base salary. The employment agreement also contains severance provisions, which are discussed below under “Additional Narrative Disclosure—Potential Payments Upon Termination or a Change in Control.” The employment agreement provides that during the term of the agreement and for twelve (12) months or six (6) months, respectively, after the termination of Mr. Boswell’s employment (for whatever reason), Mr. Boswell will not compete with us or solicit our customers or our employees. The employment agreement also provides for the nondisclosure of any confidential information relating to us by Mr. Boswell.

Bobby Chapman. Mr. Chapman’s employment agreement provides for a term of employment through November 3, 2015, with a renewal provision that automatically extends the term of Mr. Chapman’s employment for an additional year unless either party provides written notice of non-renewal. We currently pay Mr. Chapman a base salary of $200,000 per year. Mr. Chapman is also eligible to receive a $500.00 monthly car allowance and a discretionary bonus to be determined by the Board, within its sole discretion, up to a maximum of 50% of his base salary. The employment agreement also contains severance provisions, which are discussed below under “Additional Narrative Disclosure—Potential Payments Upon Termination or a Change in Control.” The employment agreement provides that during the term of the agreement and for twelve (12) months or six (6) months, respectively, after the termination of Mr. Chapman’s employment (for whatever reason), Mr. Chapman will not compete with us or solicit our customers or our employees. The employment agreement also provides for the non-disclosure of any confidential information relating to us by Mr. Chapman.

Carlos Fernandez. Mr. Fernandez’s employment agreement provides for a term of employment through June 30, 2016, with a renewal provision that automatically extends the term of Fernandez’s employment for an additional year unless either party provides written notice of non-renewal. Pursuant to the employment agreement, we pay Mr. Fernandez a base salary of $200,000 per year for his service as the Executive Vice President-Corporate Business Development and General Manager Latin America. Mr. Fernandez is also eligible to receive a discretionary bonus to be determined by the Board, within its sole discretion, up to a maximum of 50% of his base salary. The Company will also grant Mr. Fernandez options to purchase 75,000 shares of our common stock, at a price of $6.00 per share, vesting in four equal semi-annual installments over two years. The employment agreement also contains severance provisions, which are discussed below under “Additional Narrative Disclosure –Potential Payments Upon Termination or a Change in Control.” The employment agreement provides that during the term of the agreement and for six (6) months after the termination of Mr. Fernandez’s employment (for whatever reason), Mr. Fernandez will not compete with us or solicit our customers or our employees. The employment agreement also provides for the non-disclosure of our confidential information by Mr. Fernandez.

Alexander Nickolatos. Mr. Nickolatos’ employment agreement provides for an original term of employment that ended on June 30, 2014, which term has automatically extended for an additional year in accordance with a renewal provision that automatically extends the term of Mr. Nickolatos’ employment for an additional year unless either party provides written notice of non-renewal. We currently pay Mr. Nickolatos a base salary of $200,000 per year. Mr. Nickolatos is also eligible to receive a discretionary bonus to be determined by the Board, within its sole discretion. The employment agreement also contains severance provisions, which are discussed below under “Additional Narrative Disclosure –Potential Payments Upon Termination or a Change in Control.” The employment agreement also provides that during the term of the agreement and for six (6) months after the termination of Mr. Nickolatos’ employment (for whatever reason), Mr. Nickolatos will not compete with us or solicit our customers or our employees. The employment agreement also provides for the non-disclosure of our confidential information by Mr. Nickolatos.

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Outstanding Equity Awards at Fiscal Year End

The following table presents, for each named executive officer, information regarding outstanding option awards and stock awards held as of December 31, 2014.

	OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (4)	Market Value of Shares of Stock That Have Not Vested ($) (5)
Jon Christopher Boswell	30,048	—		—	3.33	28-Aug-2022
	62,500	62,500	(1)		6.00	24-Oct-2023
	—	17,000	(2)	—	6.00	11-Jul-2024	37,000	240,500

Bobby Chapman	50,000	50,000	(3)	—	6.00	4-Nov-2023	40,000	260,000

Carlos Fernandez	22,318	—		—	3.33	28-Aug-2022	145,000	942,500
	5,000	5,000	(2)	—	6.00	24-Oct-2023

Alexander Nickolatos	4,083	—		—	0.33	1-Jul-2022
	5,015	—		—	3.33	28-Aug-2022
	12,500	12,500	(1)	—	6.00	24-Oct-2023	80,000	520,000

(1)	One half of these options became vested and exercisable on April 24, 2015 and the remaining half of these options will become vested and exercisable on October 24, 2015 so long as the named executive officer remains employed by us on such date.

(2)	These options will become vested and exercisable in four equal annual installments on July 11, 2015, July 11, 2016, July 11, 2017 and July 11, 2018 so long as the named executive officer remains employed by us on each such date.

(3)

One half of these options became vested and exercisable on May 4, 2015 and the remaining half of these options will become vested and exercisable on November 4, 2015 so long as the named executive officer remains employed by us on such date.

(4)	Includes (a) the following number of unvested shares subject to outstanding restricted stock awards held by our named executive officers that will vest in four equal annual installments on July 11, 2015, July 11, 2016, July 11, 2017 and July 11, 2018 so long as the named executive officer remains employed by us on each such date: (i) Mr. Boswell – 17,000, (ii) Mr. Chapman – 30,000, (iii) Mr. Fernandez – 40,000 and (iv) Mr. Nickolatos – 30,000; (b) the following number of unvested shares subject to outstanding restricted stock awards held by our named executive officers that will vest in four equal annual installments on December 1, 2015, December 1, 2016, December 1, 2017 and December 1, 2018 so long as the named executive officer remains employed by us on each such date: (i) Mr. Boswell – 20,000, (ii) Mr. Chapman – 10,000, (iii) Mr. Fernandez – 30,000 and (iv) Mr. Nickolatos – 25,000; and (c) the following number of unvested shares subject to outstanding restricted stock awards held by our named executive officers that will vest in three equal semi-annual installments on July 11, 2015, January 11, 2016 and July 11, 2016 so long as the named executive officer remains employed by us on each such date: (i) Mr. Fernandez – 56,250 and (ii) Mr. Nickolatos – 18,750.

(5)	The amounts in this column reflect the closing price of our common stock on December 31, 2014 (the last trading day of fiscal year 2014), which was $6.50, multiplied by the number of outstanding shares of restricted stock.

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Additional Narrative Disclosure

Retirement Benefits

We maintain a tax-qualified Section 401(k) retirement savings plan. This plan provides for employee contributions, employer matching contributions (5% of salary), and a discretionary profit sharing contribution. Our named executive officers are eligible to participate in our tax-qualified Section 401(k) retirement savings plan on the same basis as other employees who satisfy the plan’s eligibility requirements, including requirements relating to age and length of service. No discretionary profit sharing contributions were made during 2013 and 2014. Under this plan, participants may elect to make pre-tax contributions not to exceed the applicable statutory income tax limitation, which was $17,500 for 2013 and 2014. All employer contributions vest immediately.

Potential Payments Upon Termination or a Change in Control

The employment agreements with Messrs. Boswell, Chapman, Fernandez and Nickolatos contain severance provisions, as described below.

Mr. Boswell. If we terminate Mr. Boswell’s employment without “cause” (as such term is defined in his employment agreement), or if Mr. Boswell terminates his employment with us for “good reason” (as such term is defined in his employment agreement), then Mr. Boswell is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or two years of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding. Payment of items (b) and (c) is contingent upon the execution of a release by Mr. Boswell on a form provided by us.

If Mr. Boswell’s employment with us is terminated due to his becoming disabled, Mr. Boswell is entitled to (a) his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus from the prior year, and (b) full vesting of all unvested restricted stock outstanding. If Mr. Boswell’s employment is terminated as a result of his death, we are required to pay his estate his base salary and accrued through the date of his death, and any unpaid bonus from the prior year and reimburse his estate for any unreimbursed business expenses. Mr. Boswell’s estate will also become fully vested in all unvested restricted stock outstanding.

If Mr. Boswell’s employment with us is terminated for “cause,” or if Mr. Boswell terminates his employment with us voluntarily, Mr. Boswell is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses. If we or Mr. Boswell elect to not renew the Employment Agreement at the end of its term, then Mr. Boswell is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or two year of base salary, and (c) full vesting of all unvested restricted stock and stock options outstanding.

Mr. Chapman. If we terminate Mr. Chapman’s employment without “cause” (as such term is defined in his employment agreement), or if Mr. Chapman terminates his employment with us for “good reason” (as such term is defined in his employment agreement), then Mr. Chapman is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding. Payment of items (b) and (c) is contingent upon the execution of a release by Mr. Chapman on a form provided by us. If Mr. Chapman’s employment with us is terminated due to his becoming disabled, Mr. Chapman is entitled to (a) his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus from the prior year, and (b) full vesting of all unvested restricted stock outstanding.

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If Mr. Chapman’s employment is terminated as a result of his death, we are required to pay his estate his base salary accrued through the date of his death, and any unpaid bonus from the prior year and reimburse his estate for any unreimbursed business expenses. Mr. Chapman’s estate will also become fully vested in all unvested restricted stock outstanding.

If Mr. Chapman’s employment with us is terminated for “cause,” or if Mr. Chapman terminates his employment with us voluntarily, Mr. Chapman is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses. If we or Mr. Chapman elect to not renew the employment agreement at the end of its term, then Mr. Chapman is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock and stock options outstanding.

Mr. Fernandez. If we terminate Mr. Fernandez’s employment without “cause” (as such term is defined in his employment agreement), or if Mr. Fernandez terminates his employment with us for “good reason” (as such term is defined in his employment agreement), then Mr. Fernandez is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding. Payment of items (b) and (c) is contingent upon the execution of a release by Mr. Fernandez on a form provided by us.

If Mr. Fernandez’s employment with us is terminated due to his becoming disabled, Mr. Fernandez is entitled to (a) his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus from the prior year, and (b) full vesting of all unvested restricted stock outstanding. If Mr. Fernandez’s employment is terminated as a result of his death, we are required to pay his estate his base salary accrued through the date of his death, and any unpaid bonus from the prior year and reimburse his estate for any unreimbursed business expenses. Mr. Fernandez’s estate will also become fully vested in all unvested restricted stock outstanding.

If Mr. Fernandez’s employment with us is terminated for “cause,” or if Mr. Fernandez terminates his employment with us voluntarily, Mr. Fernandez is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses. If we or Mr. Fernandez elect to not renew the employment agreement at the end of its term, then Mr. Fernandez is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock and stock options outstanding.

Mr. Nickolatos. If we terminate Mr. Nickolatos’ employment without “cause” (as such term is defined in his employment agreement), or if Mr. Nickolatos terminates his employment with us for “good reason” (as such term is defined in his employment agreement), then Mr. Nickolatos is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock or stock options outstanding. Payment of items (b) and (c) is contingent upon the execution of a release by Mr. Nickolatos on a form provided by us.

If Mr. Nickolatos’ employment with us is terminated due to his becoming disabled, Mr. Nickolatos is entitled to (a) his base salary accrued to the date of his termination, any unreimbursed business expenses and unpaid bonus, and (b) full vesting of all unvested restricted stock outstanding. If Mr. Nickolatos’ employment is terminated as a result of his death, we are required to pay his estate his base salary accrued through the date of his death and reimburse his estate for any unreimbursed business expenses and unpaid bonus. Mr. Nickolatos’ estate will also become fully vested in all unvested restricted stock outstanding.

If Mr. Nickolatos’ employment with us is terminated for “cause,” or if Mr. Nickolatos terminates his employment with us voluntarily, Mr. Nickolatos is entitled to his base salary accrued to the date of his termination and any unreimbursed business expenses. If we or Mr. Nickolatos elect to not renew the employment agreement at the end of its term, then Mr. Nickolatos is entitled to (a) his base salary accrued to the date of his termination and any unreimbursed business expenses, (b) an amount equal to the greater of the compensation required for the remaining term of this employment agreement or one year of base salary, and (c) full vesting of all unvested restricted stock and stock options outstanding.

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Director Compensation

We historically have not had a formal compensation package for non-employee members of our Board for their service as directors. In addition, we do not anticipate that Mr. Al-Sati, Mr. Yonemoto or Mr. Chan will receive any compensation for their service on our Board. However, we may decide to grant an equity award in connection with the appointment of a director to our Board, from time to time. In 2014, we granted such an award of stock options to Mr. Krummel in connection with his appointment to our Board.

Other than these options, our non-employee directors currently do not receive any compensation specifically for their services as a director; however the Company does reimburse these directors for any travel or other business expenses related to their service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Bjarte Bruheim	—	—	—		—	—	—	—
Jogeir Romestrand	—	—	—		—	—	—	—
Thomas Hardisty	—	—	—		—	—	—	—
Christopher Krummel	—	—	32,414	(2)	—	—	—	32,414
John Yonemoto	—	—	—		—	—	—	—
Ahmad Al-Sati	—	—	—		—	—	—	—
Lap Wai Chan	—	—	—		—	—	—	—

(1)	As of December 31, 2014, our non-employee directors held the following number of shares subject to unexercised option awards (whether or not exercisable): (i) Mr. Bruheim – 97,318, (ii) Mr. Romestrand – 10,000, (iii) Mr. Hardisty – 11,312 and Mr. Krummel – 11,312.

(2)	The amount shown reflects the aggregate grant date fair value of the option award calculated in accordance with FASB ASC Topic 718. Mr. Krummel was granted an option award to purchase 10,000 shares of our common stock in 2014 to reflect his appointment as a director. One half of these options has become vested and exercisable. The remaining portion will become vested and exercisable in two equal semi-annual installments on July 12, 2015 and January 12, 2016 so long as Mr. Krummel remains a member of our Board on each such date.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

At June 1, 2015, we had 6,789,649 shares of our common stock issued and outstanding. The following table sets forth information regarding the beneficial ownership of our common stock as of June 1, 2015 by:

●	each person known by us to be the beneficial owner of more than 5% of our common stock;

●	each of our directors;

●	each of our named executive officers; and

●	our named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of 2930 W. Sam Houston Pkwy N., Suite 275, Houston, TX 77043. The percentages in the table are computed using a denominator consisting of 6,789,649 shares of outstanding common stock plus the number of shares of common stock issuable upon the exercise of all outstanding options, warrants, rights or conversion privileges held by a holder which are exercisable within 60 days of June 1, 2015. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name and Address of Beneficial Owner (1)	Number of Shares		Percentage of Class (2)
5% Stockholders:
ACM Emerging Markets Master Fund I, L.P.	5,173,911	(3)	46.54%
Gilder Gagnon Howe & Co	855,635	(4)	7.70%
Directors and Executive Officers:
Bjarte Bruheim	604,207	(5)	5.43%
Chairman of the Board

Jon Christopher Boswell	393,236	(6)	3.54%
Director, President and Chief Executive Officer

Carlos Fernandez	206,061	(7)	1.85%
Director, Executive Vice President-Corporate Business Development and General Manager Latin America

Rome, AS, Co	127,995	(8)	1.15%

Bobby Chapman	109,500	(9)	*
Chief Operating Officer

Alexander Nickolatos	105,098	(10)	*
Chief Financial Officer and Assistant Secretary

Christopher Krummel	20,575	(11)	*
Director

Total	7,596,218		68.33%
All officers and directors as a group	1,566,672		14.09%

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*	indicates less than 1%.

(1)	Unless otherwise specified the address of each stockholder is 2930 West Sam Houston Parkway North, Suite 275, Houston, Texas 77043.

(2)	For each stockholder, this percentage is determined by assuming the named stockholder exercises all options which the stockholder has the right to acquire within 60 days of June 1, 2015, but that no other person exercises any options.

(3)	Includes 3,666,666 shares of common stock issuable upon conversion of the Convertible Note. Voting and dispositive power over the securities owned by ACM is held by John Yonemoto, Gregory B. Bowes, Pieter Wernink, Serdar Saginda, James O’Brien and Michael Warren, who serve on the Investment Committee of Albright Capital Management LLC, the general partner of ACM. The business address of ACM is 1101 New York Avenue, NW, Suite 900, Washington, D.C. 20005.

(4)	Based solely on Schedule 13G filed with the SEC on March 9, 2015 by Gilder Gagnon Howe & Co (“GGHC”), the securities owned by GGHC include 797,139 shares held in customer accounts over which partners and/or employees of GGHC have discretionary authority to dispose of or direct the disposition of the shares, 5,426 shares held in the account of the profit sharing plan of GGHC, and 53,070 shares held in accounts owned by the partners of GGHC and their families. The business address of GGHC is 3 Columbus Circle, 26th Floor, New York, NY 10019.

(5)	Includes 78,568 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of June 1, 2015.

(6)	Includes 128,048 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of June 1, 2015 and 4,250 shares of restricted stock that are vested or will vest within 60 days of June 1, 2015.

(7)	Includes 29,818 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of March 17, 2015 and 47,500 shares of restricted stock that are vested or will vest within 60 days of June 1, 2015.

(8)	Includes 7,500 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of June 1, 2015. Voting and dispositive power over the securities owned by Rome AS, Co is held by Jogeir Romestrand. Mr. Romestrand is a director of the Company.

(9)	Includes 75,000 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of June 1, 2015 and 7,500 shares of restricted stock that are vested or will vest within 60 days of June 1, 2015.

(10)	Includes 27,848 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of June 1, 2015 and 20,000 shares of restricted stock that are vested or will vest within 60 days of June 1, 2015.

(11)	Includes 8,812 shares of common stock issuable upon exercise of options that are vested or will vest within 60 days of June 1, 2015.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Exchange Act, directors, officers and beneficial owners of 10% or more of our common stock (“Reporting Persons”) are required to report to the SEC on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of our common stock. Based solely on a review of Forms 3, 4 and 5 (and any amendments thereto) furnished to us, we have concluded that no Reporting Persons were delinquent with respect to their reporting obligations, as set forth in Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2013 to which we have been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year end for the last two years, and in which any of our executive officers, directors or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation arrangements, which are described in the section above titled “Executive Compensation.”

Transactions with Our Directors, Executive Officers and Affiliates

We formerly sub-leased office space for $6,000 per month from Geo-Texture, which is owned by the Chairman of the Board and an employee of the Company. The sub-lease agreement commenced in March of 2012 on a month-to-month basis. We paid Geo-Texture approximately $81,000 in 2013. On November 18, 2013, the month-to-month lease agreement was assigned from Geo-Texture to us.

On July 1, 2014, we entered into an employment agreement with Mr. Fernandez pursuant to which we pay Mr. Fernandez a base salary of $200,000 per year for his service as our Executive Vice President-Corporate Business Development and General Manager Latin America. Mr. Fernandez is also eligible to receive a discretionary bonus to be determined by our Board, within its sole discretion, up to a maximum of 50% of his base salary.

We previously maintained a consulting agreement with Mr. Fernandez that was terminated July 1, 2014. The former consulting agreement with Mr. Fernandez’s provided for a term that commenced on September 1, 2012 and continued until its termination. Pursuant to the consulting agreement, Mr. Fernandez provided services to us as an independent consultant with respect to our sales, marketing and business development in Latin America. Mr. Fernandez was paid $10,000 a month for his services. The consulting agreement also contained covenants restricting Mr. Fernandez’s disclosure of any confidential information relating to us.

In February of 2013, FRIBVI (a predecessor of the Company) issued $1,000,000 of convertible debt to various investors, including Mr. Bruheim who received a note for $140,000. The convertible note accrued interest at 10% and had a contingent 15% beneficial conversion upon the next significant financing transaction of FRIBVI. These notes were converted into equity in New Energy Ventures, Inc. (“NEV,” a predecessor of the Company) prior to the Merger.

On August 29, 2013, NEV entered into an asset purchase agreement to acquire certain intellectual property from Geo-Texture, which was then engaged in a geophysical business specializing in predicting “sweet spots” as well as drilling and well stimulation hazards within unconventional formations in the United States (the “Geo-Texture Acquisition”). Mr. Bruheim, our Chairman, is a majority shareholder of Geo-Texture. At that time NEV was controlled by third parties unrelated to Mr. Bruheim, FRIBVI or Geo-Texture. In exchange for the sale of certain intangible assets, Geo-Texture received 250,000 shares of NEV common stock (166,667 of which were attributable to Mr. Bruheim) valued at $0.01 per share ($2,500). At the time of this transaction, NEV was a company with no assets or operational history; and FRIBVI was negotiating with NEV a contingent and definitive agreement to govern the possible merger of FRIBVI with and into NEV, subject to certain conditions and events. The closing of the contemplated merger between NEV and FRIBVI was in no way guaranteed due to the nature of the conditions precedent, the fact that definitive documentation was still being negotiated and given that the Merger was subject to approval by the shareholders and the board of directors for both companies.

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Also in August 2013, and prior to the Geo-Texture Acquisition, NEV sold shares of its common stock to investors, including Mr. Bruheim, for $0.01 per share. Given that Geo-Texture sold its intangible assets to NEV in exchange for 250,000 shares of common stock of NEV with no guarantee that the merger in question would close, the purchase price was accounted for at the then-current price of NEV’s common stock, or $0.01 per share. As such, the value of the intangible assets acquired in the Geo-Texture Acquisition was determined by us to be $2,500 based on the circumstances described above.

In December 2013, we sold equipment to a third party leasing company controlled by two of our directors. Simultaneously, the equipment package was leased back to a subsidiary controlled by the Company, as a capital lease for a 60-month period with payments beginning in July 2014. We agreed to prepay six months in advance along with an initial deposit of six months of payments in the amount of approximately $1.0 million and maintain a balance of no less than six months of prepayments until the final six months of the lease. These prepayments were made prior to December 31, 2013. Further lease payments are approximately $81,000 per month and commenced on February 1, 2014.

On May 28, 2014, we entered into a Convertible Note Facility Agreement (the “Note Agreement”) with ACM. The proceeds from the Note Agreement were used for expenditures incurred in accordance with an approved operating budget. The Note Agreement allows us to issue ACM a multiple draw secured promissory note with a maximum aggregate principal amount of $22 million, convertible into our common stock at a price of $6.00 per share. The unpaid principal amount of the note bears an interest rate of 14% per annum and matures on the date that is four years following the closing date. In connection with and as a condition precedent for the closing of the Note Agreement, we entered into the Option Agreement with ACM. Pursuant to the Option Agreement, ACM has the Option, in ACM’s sole discretion, to purchase an aggregate of 1,333,333 shares of our common stock, at a price of $6.00 per share. ACM exercised the Option on July 14, 2014 to purchase 1,333,333 shares of our common stock for an aggregate purchase price of $8,000,000.

In connection with and as a condition precedent for the closing of the Note Agreement, we entered into the Stockholder Rights Agreement with ACM and the Management Stockholders, including our Chief Executive Officer, our Chief Financial Officer, our Chief Operating Officer, our Secretary and General Counsel, our Vice Presidents of Marketing, our Vice President of Sales, and a member of our Board. Pursuant to the Stockholder Rights Agreement, ACM currently has the right to nominate three individuals for election to our Board. Within one year after the closing date, ACM and the Management Stockholders will mutually agree on a slate of five or six individuals to be nominated for election to the Board. The number of individuals nominated by ACM in such slate will be proportionate to ACM’s percentage of beneficial ownership of our issued and outstanding common stock (calculated on a fully diluted basis). Additionally, pursuant to the Stockholder Rights Agreement, certain members of our management have agreed not to transfer any equity securities of the Company owned by them, subject to certain limited exceptions, so long as ACM beneficially owns, in the aggregate, at least 15% of our issued and outstanding common stock; provided, however, that if such management members receive a bona fide offer from a prospective purchaser and desire to accept such offer, ACM shall have a right of first refusal to acquire such securities. Moreover, under the Stockholder Rights Agreement, for so long as ACM beneficially owns more than 15% of our issued and outstanding common stock (calculated on a fully diluted basis), ACM, subject to certain limited exceptions, has a preemptive right to purchase up to 40% of any new securities we propose to issue or sell. As a result, ACM’s preemptive right will apply to any securities we issue during an underwritten public offering on terms and conditions (including pricing terms) substantially similar to those offered by the underwriters.

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AUDIT COMMITTEE REPORT

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, the material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

Pursuant to its charter, the Audit Committee’s principal functions include the duty to: (i) oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements; (ii) oversee the quality, integrity and reliability of the financial statements and other financial information the Company provides to the SEC or the public; (iii) oversee the independent auditors’ qualifications, independence and performance; (iv) oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and (v) provide an open avenue of communication among the independent auditors, financial and senior management, and the Board, always emphasizing that the independent auditors are accountable to the Audit Committee.

While the Audit Committee has the responsibilities and powers set forth in its charter, and the Company’s management and the independent registered public accounting firm are accountable to the Audit Committee, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations.

In performing its oversight role, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s management and independent registered public accounting firm. The Audit Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees. The Audit Committee has received the written disclosures and the written statement from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has also considered whether the provision of non-audit services by the independent registered public accounting firm to the Company is compatible with maintaining the independent registered public accounting firm’s independence and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions described in this Audit Committee Report, and subject to the limitations on the roles and responsibilities of the Audit Committee referred to herein and in its charter, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2014 be included in the Company’s Form 10-K, which was filed with the SEC on March 18, 2015. The Audit Committee also selected Whitley Penn LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015.

Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by the Company’s management and independent registered public accounting firm. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that (i) the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, (ii) the Company’s financial statements are presented in accordance with generally accepted accounting principles or (iii) Whitley Penn LLP is in fact independent.

Members of the Audit Committee:

Christopher Krummel (Chairman)
Jogeir Romestrand
Bjarte Bruheim

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OTHER MATTERS

As of the date of filing this Proxy Statement, our Board is not aware of any other business or nominee to be presented or voted upon at the Annual Meeting. If any other business or nominee is properly presented, the proxies solicited by our Board will provide the proxy holders with the authority to vote on those matters and nominees in accordance with such persons’ discretion. Where a stockholder has appropriately specified how a proxy is to be voted, it will be voted by the proxy holders in accordance with the specification.

Stockholder Proposals; Director Nominations

Any stockholder desiring to present a stockholder proposal at the Company’s 2016 annual meeting of stockholders and to have the proposal included in the Company’s related proxy statement must send the proposal to the Secretary of the Company at Eco-Stim Energy Solutions, Inc., 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043, so that it is received no later than February 2, 2016. All such proposals should be in compliance with SEC rules and regulations. The Company will only include in its proxy materials those stockholder proposals that it receives before the deadline and that are proper for stockholder action.

In addition, in accordance with the Company’s bylaws, any stockholder entitled to vote at the Company’s 2016 annual meeting of stockholders may propose business (other than proposals to be included in the Company’s proxy materials as discussed in the preceding paragraph) to be included on the agenda of, and properly presented for action at, the 2016 annual meeting of stockholders only if written notice of such stockholder’s intent is given in accordance with the requirements of the Company’s bylaws and SEC rules and regulations. Such proposal must be submitted in writing at the address shown above, so that it is received (i) between April 1, 2016 and May 1, 2016 if the 2016 annual meeting of stockholders is called for a date that is within thirty (30) days before or after the anniversary date of the 2015 annual meeting of stockholders, or (ii) no later than the close of business on the tenth (10th) day following the date on which notice of such annual meeting was mailed or publicly disclosed, whichever is earlier.

The Company’s Nominating Committee will consider all director candidates recommended by a stockholder, if such nomination is properly submitted by the stockholder in accordance with the procedures outlined in our bylaws, on the same basis as candidates recommended by the Board and other sources. Stockholder nominations of directors must be made in writing and delivered to the address shown above. Nominations must be received by the Secretary of the Company no later than (i) thirty-five (35) days prior to the date of the 2016 annual meeting of stockholders, if notice of the 2016 annual meeting is given or publicly disclosed at least fifty (50) days prior to the meeting date, or (ii) if notice of the 2016 annual meeting is given less than fifty (50) days prior to the meeting date, the earlier of (a) the close of business on the tenth (10th) day following the day on which notice of the date of the 2016 annual meeting of stockholders is mailed or publicly disclosed, whichever first occurs, or (b) two (2) days prior to the date of the annual meeting.

Proxy Materials, Annual Report and Other Information

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 30, 2015:

A COPY OF THE NOTICE OF ANNUAL MEETING, THE PROXY STATEMENT, THE FORM OF PROXY AND THE 2014 ANNUAL REPORT TO STOCKHOLDERS, WHICH INCLUDES OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2014, ARE AVAILABLE FREE OF CHARGE AT www.ecostim-es.com IN THE “SEC FILINGS” SUBSECTION OF THE “INVESTORS” SECTION.

A copy of our 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (including the financial statements and the financial statement schedules, if any, but not including exhibits), is being mailed with this Proxy Statement. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. Requests for electronic or printed copies should be directed to Eco-Stim Energy Solutions, Inc., 2930 W. Sam Houston Pkwy N., Suite 275, Houston, Texas 77043, Attn: Secretary, or by email at investorrelations@ecostim-es.com.

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APPENDIX A

ECO-STIM ENERGY SOLUTIONS, INC.
2015 STOCK INCENTIVE PLAN

I. PURPOSE OF THE PLAN

The purpose of the ECO-STIM ENERGY SOLUTIONS, INC. 2015 STOCK INCENTIVE PLAN (as it may be amended, restated or otherwise modified from time to time, the “Plan”) is to provide a means through which ECO-STIM ENERGY SOLUTIONS, INC., a Nevada corporation (the “Company”), and its Affiliates may attract and retain able persons to serve as Directors or Consultants or to enter the employ of the Company and its Affiliates and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Affiliates rest, and whose present and potential contributions to the Company and its Affiliates are of importance, can acquire and maintain stock ownership or other awards, thereby strengthening their concern for the welfare of the Company and its Affiliates and their desire to remain employed by, or continue providing services to, the Company and its Affiliates. A further purpose of the Plan is to provide such individuals with additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Affiliates. Accordingly, the Plan provides for granting Incentive Stock Options, Options that do not constitute Incentive Stock Options, Restricted Stock Awards, Performance Awards, Phantom Stock Awards, Bonus Stock Awards, or any combination of the foregoing, as is best suited to the circumstances of the particular employee, Director or Consultant as provided herein.

The Plan as set forth herein constitutes an amendment and restatement of the Eco-Stim Energy Solutions, Inc. 2014 Stock Incentive Plan (the “Prior Plan”). Except as provided in the following sentence, the Plan as set forth herein shall supersede and replace in its entirety the Prior Plan. Notwithstanding any provisions herein to the contrary, each Award granted under the Prior Plan prior to the Effective Date shall be subject to the terms and provisions applicable to such Award under the Prior Plan as in effect immediately prior to the Effective Date, except that any such Award that is an Option or a Stock Appreciation Right shall also be subject to the provisions of Paragraph VII(f) of the Plan as set forth herein.

II. DEFINITIONS

The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

(a) “Affiliate” means any corporation, partnership, limited-liability company or partnership, association, trust, or other organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of the controlled entity or organization or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

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(b) “ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.

(c) “Award” means, individually or collectively, any Option, Restricted Stock Award, Performance Award, Phantom Stock Award, or Bonus Stock Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Bonus Stock Award” means an Award granted under Paragraph XI of the Plan.

(f) “Code” means the Internal Revenue Code of 1986, as amended. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any regulations under such section.

(g) “Committee” means the Compensation Committee of the Board, or any other committee of the Board that is selected by the Board as provided in Paragraph IV(a).

(h) “Common Stock” means the common stock, par value $0.001 per share, of the Company or any security into which such common stock may be changed by reason of any transaction or event of the type described in Paragraph XII.

(i) “Company” is defined in Paragraph I.

(j) “Consultant” means any person who is not an employee or a Director and who is providing advisory or consulting services to the Company or any Affiliate.

(k) “Corporate Change” is defined in Paragraph XII(c).

(l) “Director” means an individual who is a member of the Board or, where the context of the Plan so permits, a member of the board of directors (or any analogous governing body) of an Affiliate of the Company.

(m) An “employee” means any person (including a Director) in an employment relationship with the Company or any Affiliate.

(n) “Effective Date” means May 14, 2015.

(o) “Equity Restructuring Event” means an “equity restructuring” pursuant to ASC Topic 718, which as of the Effective Date means “[a] nonreciprocal transaction between an entity and its shareholders that causes the per-share fair value of the shares underlying an option or similar award to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend.”

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any specified date, the closing price of the Common Stock, if the Common Stock is listed on a national stock exchange registered under section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, if no closing price is reported on that date, on the last preceding date on which such closing price of the Common Stock is so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average between the reported high and low or closing bid and asked prices of Common Stock on the most recent date on which Common Stock was publicly traded. In the event Common Stock is not publicly traded at the time a determination of its value is required to be made hereunder, the determination of its fair market value shall be made by the Committee in such manner as it deems appropriate and as is consistent with the requirements of section 409A of the Code.

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(r) “Forfeiture Restrictions” is defined in Paragraph VIII(a).

(s) “Incentive Stock Option” means an incentive stock option within the meaning of section 422 of the Code.

(t) “Option” means an Award granted under Paragraph VII of the Plan and includes both Incentive Stock Options to purchase Common Stock and Options that do not constitute Incentive Stock Options to purchase Common Stock.

(u) “Option Agreement” means a written agreement between the Company and a Participant with respect to an Option.

(v) “Participant” means an employee, Consultant or Director who has been granted an Award.

(w) “Performance Award” means an Award granted under Paragraph IX of the Plan.

(x) “Performance Award Agreement” means a written agreement between the Company and a Participant with respect to a Performance Award.

(y) “Performance Measure” means one or more performance measures established by the Committee that are based on (i) the price of a share of Common Stock, (ii) earnings per share, (iii) market share, (iv) revenues or sales, (v) net income or net income margin (before or after taxes), (vi) cash flow, cash flow from operations or return on investment, (vii) earnings or earnings margin before or after interest, taxes, depreciation, amortization, exploration and/or abandonment costs, (viii) economic value added, (ix) return on capital, assets, net assets or equity, (x) operating income, operating income margin or operating margin, (xi) debt level or debt reduction, (xii) cost reduction targets, (xiii) total stockholders’ return, (xiv) capital expenditures, (xv) general and administrative expenses, (xvi) net asset value, (xvii) operating costs, or (xviii) any combination of the foregoing. The performance measures described in the preceding sentence may be absolute, relative to one or more other companies, relative to one or more indexes, or measured by reference to the Company alone, one or more business units or Affiliates of the Company alone, or the Company together with one or more of its business units or Affiliates. In addition, subject to any limitations under section 162(m) of the Code, such performance measures may be subject to adjustment by the Committee for changes in accounting principles, to satisfy regulatory requirements or for other specified extraordinary, unusual or infrequent items or events. The grant, vesting, exercise and/or settlement of Performance Awards may also be contingent upon one or more operational performance measures established by the Committee; provided, however, that with respect to Awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code, such operational performance measures shall be approved by the stockholders of the Company to the extent required to comply with the performance-based compensation requirements under section 162(m) of the Code.

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(z) “Phantom Stock Award” means an Award granted under Paragraph X of the Plan.

(aa) “Phantom Stock Award Agreement” means a written agreement between the Company and a Participant with respect to a Phantom Stock Award.

(bb) “Plan” is defined in Paragraph I.

(cc) “Prior Plan” is defined in Paragraph I.

(dd) “Restricted Stock Agreement” means a written agreement between the Company and a Participant with respect to a Restricted Stock Award.

(ee) “Restricted Stock Award” means an Award granted under Paragraph VIII of the

Plan.

(ff) “Rule 16b-3” means Securities Exchange Commission Rule 16b-3 promulgated under the Exchange Act, as such may be amended from time to time, and any successor rule, regulation, or statute fulfilling the same or a similar function.

(gg) “Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Stock and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor. The Committee shall retain final authority to determine whether a Participant shall be permitted, and to approve an election by a Participant, to receive cash in full or partial settlement of a Stock Appreciation Right.

III. EFFECTIVE DATE AND DURATION OF THE PLAN

This amendment and restatement of the Plan shall be effective as of the Effective Date, provided that this amendment and restatement of the Plan is approved by the stockholders of the Company at the 2015 annual meeting of the Company’s stockholders. If this amendment and restatement of the Plan is not so approved by the Company’s stockholders, then this amendment and restatement of the Plan shall be void ab initio, and the Prior Plan shall continue in effect as if this amendment and restatement had not occurred, and any awards previously granted under the Prior Plan shall continue in effect under the terms pursuant to which they were granted; provided, however, that thereafter awards may continue to be granted pursuant to the terms of the Prior Plan, as it may be otherwise amended, restated or otherwise from time to time. No further Awards may be granted under the Plan after 10 years from the Effective Date. The Plan shall remain in effect until all Options granted under the Plan have been exercised or expired, all Restricted Stock Awards granted under the Plan have vested or been forfeited, and all Performance Awards, Phantom Stock Awards, and Bonus Stock Awards have been satisfied or expired.

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IV. ADMINISTRATION

(a) Composition of Committee. The Plan shall be administered by a committee of, and appointed by, the Board that shall be comprised solely of two or more Directors who are both (i) outside Directors (within the meaning of section 162(m) of the Code and applicable interpretive authority thereunder) and (ii) non-employee Directors (within the meaning of Rule 16b-3). In the absence of the Board’s appointment of a committee to administer the Plan, the Board shall serve as the Committee.

(b) Powers. Subject to the express provisions of the Plan, the Committee shall have authority, in its discretion, to determine which employees, Consultants or Directors shall receive an Award, the time or times when such Award shall be made, the type of Award that shall be made, the number of shares of Common Stock to be subject to each Option, Restricted Stock Award, or Bonus Stock Award, and the number of shares of Common Stock to be subject to or the value of each Performance Award or Phantom Stock Award. In making such determinations, the Committee shall take into account the nature of the services rendered by the respective employees, Consultants or Directors, their present and potential contribution to the Company’s success, and such other factors as the Committee in its sole discretion shall deem relevant.

(c) Additional Powers. The Committee shall have such additional powers as are delegated to it by the other provisions of the Plan. Subject to the express provisions of the Plan, this shall include the power to construe the Plan and the respective agreements executed hereunder, to prescribe, amend, suspend or waive rules and regulations relating to the Plan, to determine the terms, restrictions, and provisions of the agreement relating to each Award, including such terms, restrictions, and provisions as shall be requisite in the judgment of the Committee to cause designated Options to qualify as Incentive Stock Options, and to make all other determinations necessary or advisable for administering the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any agreement relating to an Award in the manner and to the extent the Committee shall deem expedient to carry the Plan or any such agreement into effect. All determinations and decisions made by the Committee on the matters referred to in this Paragraph IV and in construing the provisions of the Plan shall be conclusive.

(d) Delegation of Authority by the Committee. Notwithstanding the preceding provisions of this Paragraph IV or any other provision of the Plan to the contrary, subject to the constraints of applicable law, the Committee may from time to time, in its sole discretion, delegate to the Chief Executive Officer of the Company the administration (or interpretation of any provision) of the Plan, and the right to grant Awards under the Plan, insofar as such administration (and interpretation) and power to grant Awards relates to any person who is not then subject to section 16 of the Exchange Act (including any successor section to the same or similar effect). Any such delegation may be effective only so long as the Chief Executive Officer of the Company is a member of the Board, and the Committee may revoke such delegation at any time in its sole discretion. The Committee may put any conditions and restrictions on the powers that may be exercised by the Chief Executive Officer of the Company upon such delegation as the Committee determines in its sole discretion. In the event of any conflict in a determination or interpretation under the Plan as between the Committee and the Chief Executive Officer of the Company, the determination or interpretation, as applicable, of the Committee shall be conclusive.

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V. SHARES SUBJECT TO THE PLAN; AWARD LIMITS; GRANT OF AWARDS

(a) Shares Subject to the Plan and Award Limits. Subject to adjustment in the same manner as provided in Paragraph XII with respect to shares of Common Stock subject to Options then outstanding, the aggregate maximum number of shares of Common Stock that may be issued under the Plan, and the aggregate maximum number of shares of Common Stock that may be issued under the Plan through Incentive Stock Options, shall not exceed 1,000,000 shares (which number includes the 500,000 shares of Common Stock originally available for issuance pursuant to the Prior Plan, including shares of Common Stock previously issued pursuant to an Award (or made subject to an Award that has not expired or been terminated) granted under the Prior Plan prior to the Effective Date), as well as an additional 500,000 shares of Common Stock first being made available for issuance under the Plan in connection with this amendment and restatement of the Plan). Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award under the Plan. In addition, shares issued under the Plan and forfeited back to the Plan, shares surrendered in payment of the exercise price or purchase price of an Award, and shares withheld for payment of applicable employment taxes and/or withholding obligations associated with an Award shall again be available for the grant of an Award under the Plan. Notwithstanding any provision in the Plan to the contrary, (i) the maximum number of shares of Common Stock that may be subject to Awards denominated in shares of Common Stock granted under the Plan to any one individual during any 12-month period may not exceed 200,000 shares (subject to adjustment from time to time in accordance with the provisions of the Plan) and (ii) the maximum amount of compensation that may be paid under all Performance Awards that are not denominated in shares of Common Stock (including the Fair Market Value of any shares of Common Stock paid in satisfaction of such Performance Awards) granted to any one individual during any 12-month period may not exceed $1,000,000, and any payment due with respect to a Performance Award shall be paid no later than 10 years after the date of grant of such Performance Award. The limitations set forth in the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “performance-based” compensation for purposes of section 162(m) of the Code to satisfy the requirements of such section, including, without limitation, counting against such maximum number of shares, to the extent required under section 162(m) of the Code and applicable interpretive authority thereunder, any shares subject to Awards granted to employees that are canceled or repriced. In addition, and notwithstanding any provision herein to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any individual, non-employee Director during any single calendar year beginning on or after January 1, 2015 shall not exceed $500,000; provided, however, that such limitation shall be (x) $600,000 in the first year an individual becomes a non-employee Director and (y) determined without regard to grants of Awards, if any, made to a non-employee Director during any period in which such individual was an employee or Consultant.

(b) Grant of Awards. The Committee may from time to time grant Awards to one or more employees, Consultants, or Directors determined by it to be eligible for participation in the Plan in accordance with the terms of the Plan. For the avoidance of doubt, the Committee shall have the exclusive authority and sole discretion to determine the types of Awards granted to such employees, Consultants, or Directors and in no event shall such employees, Consultants, or Directors be permitted at any time to elect the types of Awards granted to them under the Plan.

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(c) Stock Offered. Subject to the limitations set forth in Paragraph V(a), the stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company. Any of such shares that remain unissued and that are not subject to outstanding Awards at the termination of the Plan shall cease to be subject to the Plan but, until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. The shares of the Company’s stock to be issued pursuant to any Award may be represented by physical stock certificates or may be uncertificated. Notwithstanding references in the Plan to certificates, the Company may deliver uncertificated shares of Common Stock in connection with any Award.

VI. ELIGIBILITY

Awards may be granted only to persons who, at the time of grant, are employees, Consultants, or Directors. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include an Incentive Stock Option, an Option that is not an Incentive Stock Option, a Restricted Stock Award, a Performance Award, a Phantom Stock Award, a Bonus Stock Award, or any combination thereof.

VII. STOCK OPTIONS

(a) Option Period. The term of each Option shall be as specified by the Committee at the date of grant, but in no event shall an Option be exercisable after the expiration of 10 years from the date of grant.

(b) Limitations on Exercise of Option. An Option shall be exercisable in whole or in such installments and at such times as determined by the Committee.

(c) Special Limitations on Incentive Stock Options. An Incentive Stock Option may be granted only to an individual who is employed by the Company or any “parent corporation” or “subsidiary corporation” (as such terms are defined in section 424 of the Code) of the Company at the time the Option is granted. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of stock with respect to which Incentive Stock Options are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations, within the meaning of section 424 of the Code, exceeds $100,000 or such other amount as may be prescribed under section 422 of the Code or applicable regulations or rulings from time to time, such Incentive Stock Options shall be treated as Options that do not constitute Incentive Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury regulations, and other administrative pronouncements, which of a Participant’s Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. No Incentive Stock Option shall be granted to an individual if, at the time the Option is granted, such individual owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of its parent or subsidiary corporation, within the meaning of section 422(b)(6) of the Code, unless (i) at the time such Option is granted, the option price is at least 110% of the Fair Market Value of the Common Stock subject to the Option and (ii) such Option by its terms is not exercisable after the expiration of five years from the date of grant. Except as otherwise provided in sections 421 or 422 of the Code, an Incentive Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative.

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(d) Option Agreement. Each Option shall be evidenced by an Option Agreement in such form and containing such provisions not inconsistent with the provisions of the Plan as the Committee from time to time shall approve, including, without limitation, provisions to qualify an Option as an Incentive Stock Option under section 422 of the Code. Each Option Agreement shall specify the effect of termination of (i) employment, (ii) the consulting or advisory relationship, or (iii) membership on the Board or the board of directors (or analogous governing body) of an Affiliate of the Company, as applicable, on the exercisability of the Option. An Option Agreement may provide for the payment of the option price, in whole or in part, by the delivery of a number of shares of Common Stock (plus cash if necessary) having a Fair Market Value equal to such option price. Moreover, an Option Agreement may provide for a “cashless exercise” of the Option by establishing procedures satisfactory to the Committee with respect thereto. Further, an Option Agreement may provide, on such terms and conditions as the Committee in its sole discretion may prescribe, for the grant of a Stock Appreciation Right in connection with the grant of an Option and, in such case, the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under the Option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an Incentive Stock Option, such right shall be exercisable only when the Fair Market Value of the Common Stock exceeds the exercise price specified therefor in the Option or the portion thereof to be surrendered. The terms and conditions of the respective Option Agreements need not be identical. The Committee may, in its sole discretion, amend an outstanding Option Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan (including, without limitation, an amendment that accelerates the time at which the Option, or a portion thereof, may be exercisable), provided that, except as otherwise provided in the Plan or the applicable Option Agreement, any such amendment shall not materially reduce the rights of a Participant without the consent of such Participant.

(e) Option Price and Payment. The price at which a share of Common Stock may be purchased upon exercise of an Option shall be determined by the Committee but, subject to the special limitations on Incentive Stock Options set forth in Paragraph VII(c) and to adjustment as provided in Paragraph XII, such purchase price shall not be less than the Fair Market Value of a share of Common Stock on the date such Option is granted. The Option or portion thereof may be exercised by delivery of an irrevocable notice of exercise to the Company, as specified by the Committee. The purchase price of the Option or portion thereof shall be paid in full in the manner prescribed by the Committee. Separate stock certificates shall be issued by the Company for those shares acquired pursuant to the exercise of an Incentive Stock Option and for those shares acquired pursuant to the exercise of any Option that does not constitute an Incentive Stock Option.

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(f) Restrictions on Repricing of Options or Stock Appreciation Rights. Subject to the provisions of Paragraph XII, the terms of outstanding Option Agreements may not be amended without the approval of the stockholders of the Company so as to (i) reduce the option price of any outstanding Options or Stock Appreciation Rights, (ii) grant a new Option, Stock Appreciation Right or other Award in substitution for, or upon the cancellation of, any previously granted Option or Stock Appreciation Right that has the effect of reducing the exercise price thereof, (iii) exchange any Option or Stock Appreciation Right for shares of Common Stock, cash or other consideration when the exercise price per share of Common Stock under such Option or Stock Appreciation Right exceeds the Fair Market Value of the underlying shares, or (iv) take any other action that would be considered a “repricing” of an Option or Stock Appreciation Right under the listing standards of the National Association of Securities Dealers, Inc. Automated Quotation System (“NASDAQ”) or, if the Common Stock is not then-listed on the NASDAQ, to the extent applicable, on any other national securities exchange on which the Common Stock is listed. Subject to Paragraph XII and the last sentence of Paragraph VII(d), the Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Option Agreement to increase the per share exercise price of any outstanding Options or Stock Appreciation Rights or to cancel and replace any outstanding Options or Stock Appreciation Rights with the grant of Options or Stock Appreciation Rights having a per share exercise price that is equal to or greater than the per share exercise price of the original Award.

(g) Stockholder Rights and Privileges. The Participant shall be entitled to all the privileges and rights of a stockholder only with respect to such shares of Common Stock as have been purchased under the Option and for which shares of stock have been delivered to the Participant.

(h) Options and Rights in Substitution for Options Granted by Other Employers. Options and Stock Appreciation Rights may be granted under the Plan from time to time in substitution for options and such rights held by individuals providing services to corporations or other entities who become employees, Consultants, or Directors as a result of a merger or consolidation or other business transaction with the Company or any Affiliate.

VIII. RESTRICTED STOCK AWARDS

(a) Forfeiture Restrictions to be Established by the Committee. Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on transferability by the Participant and an obligation of the Participant to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse upon (i) the attainment of one or more Performance Measures, (ii) the Participant’s continued employment with the Company or one of its Affiliates or continued service as a Consultant or Director for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. Each Restricted Stock Award may have different Forfeiture Restrictions, in the discretion of the Committee.

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(b) Other Terms and Conditions. Unless provided otherwise in a Restricted Stock Agreement, the Participant shall have the right to receive dividends with respect to Common Stock subject to a Restricted Stock Award, to vote Common Stock subject thereto, and to enjoy all other stockholder rights, except that (i) the Participant shall not be entitled to delivery of the stock certificate until the Forfeiture Restrictions have expired, (ii) the Company shall retain custody of the stock until the Forfeiture Restrictions have expired, (iii) the Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of or encumber the stock until the Forfeiture Restrictions have expired, (iv) a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Agreement shall result in a forfeiture of the Restricted Stock Award, and (v) with respect to the payment of any dividend with respect to shares of Common Stock subject to a Restricted Stock Award directly to the Participant, each such dividend shall be paid no later than the end of the calendar year in which the dividends are paid to stockholders of such class of shares or, if later, the fifteenth day of the third month following the date the dividends are paid to stockholders of such class of shares. At the time a Restricted Stock Award is granted, the Committee may, in its sole discretion, prescribe additional terms, conditions, or restrictions relating to Restricted Stock Awards, including, but not limited to, rules pertaining to the termination of employment or service as a Consultant or Director (by retirement, disability, death, or otherwise) of a Participant prior to expiration of the Forfeitures Restrictions. Such additional terms, conditions, or restrictions shall be set forth in a Restricted Stock Agreement made in conjunction with the Award.

(c) Payment for Restricted Stock. The Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Restricted Stock Award, provided that in the absence of such a determination, a Participant shall not be required to make any payment for Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(d) Committee’s Discretion to Accelerate Vesting of Restricted Stock Awards. Subject to any limitations imposed under section 162(m) of the Code, the Committee may, in its discretion and as of a date determined by the Committee, fully vest any or all Common Stock awarded to a Participant pursuant to a Restricted Stock Award and, upon such vesting, all Forfeiture Restrictions applicable to such Restricted Stock Award shall terminate as of such date. Any action by the Committee pursuant to this Subparagraph may vary among individual Participants and may vary among the Restricted Stock Awards held by any individual Participant.

(e) Restricted Stock Agreements. At the time any Award is made under this Paragraph VIII, the Company and the Participant shall enter into a Restricted Stock Agreement setting forth each of the matters contemplated hereby and such other matters as the Committee may determine to be appropriate. The terms and provisions of the respective Restricted Stock Agreements need not be identical. Subject to the restriction set forth in the first sentence of Subparagraph (d) above, the Committee may, in its sole discretion, amend an outstanding Restricted Stock Agreement from time to time in any manner that is not inconsistent with the provisions of the Plan, provided that, except as otherwise provided in the Plan or the applicable Restricted Stock Agreement, any such amendment shall not materially reduce the rights of a Participant without the consent of such Participant.

IX. PERFORMANCE AWARDS

(a) Performance Period. If the Committee grants one or more Performance Awards to a Participant, the Committee shall establish, with respect to and at the time each such Performance Award is granted, the number of shares of Common Stock subject to, or the maximum value of, such Performance Award and the performance period over which the performance applicable to such Performance Award shall be measured.

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(b) Performance Measures. A Performance Award shall be awarded to a Participant contingent upon future performance of the Company or any Affiliate, division, or department thereof under a Performance Measure during the performance period. With respect to Performance Awards that are intended to constitute “performance-based” compensation under section 162(m) of the Code, the Committee shall establish the initial Performance Measures applicable to such performance within any time period required under section 162(m) of the Code and applicable authority thereunder. The Committee, in its sole discretion, may provide for an adjustable Performance Award value based upon the level of achievement of Performance Measures.

(c) Awards Criteria. In determining the value of Performance Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate. The Committee, in its sole discretion, may provide for a reduction in the value of a Participant’s Performance Award during the performance period.

(d) Payment. Following the end of the performance period, the holder of a Performance Award shall be entitled to receive payment of an amount not exceeding the number of shares of Common Stock subject to, or the maximum value of, the Performance Award, based on the achievement of the Performance Measures for such performance period, as determined and certified in writing by the Committee. Payment of a Performance Award may be made in cash, Common Stock, or a combination thereof, as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. If a Performance Award covering shares of Common Stock is to be paid in cash, such payment shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Performance Award Agreement. A Participant shall not be entitled to the privileges and rights of a stockholder with respect to a Performance Award covering shares of Common Stock until payment has been determined by the Committee and such shares have been delivered to the Participant.

(e) Termination of Award. A Performance Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable performance period through the payment date, except as may be determined by the Committee.

(f) Performance Award Agreements. At the time any Award is made under this Paragraph IX, the Company and the Participant shall enter into a Performance Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate, including, in the discretion of the Committee, the payment of dividend equivalents on any shares of Common Stock at the time of payment of the Performance Award (or at such other time designated by the Committee) for the period beginning on the date of grant and ending on the date of payment of the Performance Award (or for such other period designated by the Committee). The terms and provisions of the respective Performance Award Agreements need not be identical.

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X. PHANTOM STOCK AWARDS

(a) Phantom Stock Awards. Phantom Stock Awards are rights to receive shares of Common Stock (or the Fair Market Value thereof), or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of Common Stock over a specified period of time, which vest over a period of time as established by the Committee, without satisfaction of any performance criteria or objectives that are based on one or more Performance Measures. The Committee may, in its discretion, require payment or other conditions of the Participant respecting any Phantom Stock Award. A Phantom Stock Award may include, without limitation, a Stock Appreciation Right that is granted independently of an Option; provided, however, that the exercise price per share of Common Stock subject to the Stock Appreciation Right shall be (i) determined by the Committee but, subject to adjustment as provided in Paragraph XII, such exercise price shall not be less than the Fair Market Value of a share of Common Stock on the date such Stock Appreciation Right is granted, and (ii) subject to the restrictions on repricings described in Paragraph VII(f) in the same manner as applies to Options.

(b) Award Period. The Committee shall establish, with respect to and at the time of each Phantom Stock Award, a period over which the Award shall vest with respect to the Participant.

(c) Awards Criteria. In determining the value of Phantom Stock Awards, the Committee shall take into account a Participant’s responsibility level, performance, potential, other Awards, and such other considerations as it deems appropriate.

(d) Payment. Following the end of the vesting period for a Phantom Stock Award (or at such other time as the applicable Phantom Stock Award Agreement may provide), the holder of a Phantom Stock Award shall be entitled to receive payment of an amount, not exceeding the maximum value of the Phantom Stock Award, based on the then vested value of the Award. Payment of a Phantom Stock Award may be made in cash, Common Stock, or a combination thereof as determined by the Committee. Payment shall be made in a lump sum or in installments as prescribed by the Committee. Any payment to be made in cash shall be based on the Fair Market Value of the Common Stock on the payment date or such other date as may be specified by the Committee in the Phantom Stock Award Agreement. Cash dividend equivalents may be paid during or after the vesting period with respect to a Phantom Stock Award, as determined by the Committee. A Participant shall not be entitled to the privileges and rights of a stockholder with respect to a Phantom Stock Award until the shares of Common Stock, if any, have been delivered to the Participant.

(e) Termination of Award. A Phantom Stock Award shall terminate if the Participant does not remain continuously in the employ of the Company and its Affiliates or does not continue to perform services as a Consultant or a Director for the Company and its Affiliates at all times during the applicable vesting period, except as may be otherwise determined by the Committee.

(f) Phantom Stock Award Agreements. At the time any Award is made under this Paragraph X, the Company and the Participant shall enter into a Phantom Stock Award Agreement setting forth each of the matters contemplated hereby and such additional matters as the Committee may determine to be appropriate. The terms and provisions of the respective Phantom Stock Award Agreements need not be identical.

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XI. BONUS STOCK AWARDS

Each Bonus Stock Award granted to a Participant shall constitute a transfer of unrestricted shares of Common Stock on such terms and conditions as the Committee shall determine. Bonus Stock Awards shall be made in shares of Common Stock and need not be subject to performance criteria or objectives or to forfeiture. The purchase price, if any, for shares of Common Stock issued in connection with a Bonus Stock Award shall be determined by the Committee in its sole discretion.

XII. RECAPITALIZATION OR REORGANIZATION

(a) No Effect on Right or Power. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s or any Affiliate’s capital structure or its business, any merger, consolidation or other business combination of the Company or any Affiliate, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any Affiliate, any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.

(b) Subdivision or Consolidation of Shares; Stock Dividends. The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares, shall be proportionately increased, and the purchase price per share, if any, shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares, shall be proportionately reduced, and the purchase price per share, if any, shall be proportionately increased. Any fractional share resulting from such adjustment shall be rounded up to the next whole share.

(c) Recapitalizations and Corporate Changes. If the Company recapitalizes, reclassifies its capital stock, or otherwise changes its capital structure or another change or event occurs that constitutes an Equity Restructuring Event (a “recapitalization”), (A) the Committee shall equitably adjust the number and class of shares of Common Stock (or other securities or property) covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to equitably reflect such recapitalization and shall adjust the number and class of shares of Common Stock (or other securities or property) with respect to which Awards may be granted after such recapitalization and (B) the Committee shall make a corresponding and proportionate adjustment with respect to the maximum number of shares of Common Stock (or other securities) that may be delivered with respect to Awards under the Plan as provided in Paragraph V(a), the individual Award limitations set forth in Paragraph V(a) and the class of shares of Common Stock (or other securities) available for grant under the Plan. If (i) the Company shall not be the surviving entity in any merger, consolidation or other business combination or reorganization (or survives only as a subsidiary of an entity), (ii) the Company sells, leases, or exchanges all or substantially all of its assets to any other person or entity, (iii) the Company is dissolved and liquidated, (iv) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, the power to vote) of more than 50% of the outstanding shares of the Company’s voting stock (based upon voting power), or (v) as a result of or in connection with a contested election of directors of the Company, the persons who were directors of the Company before such election shall cease to constitute a majority of the Board (each such event is referred to herein as a “Corporate Change”), then (x) within 10 days after the consummation by the Company of such merger, consolidation, combination, reorganization, sale, lease, or exchange of assets or dissolution and liquidation or such change in the Board or (y) no later than 30 days after a Corporate Change of the type described in clause (iv), the Committee, acting in its sole discretion without the consent or approval of any Participant, shall effect one or more of the following alternatives in an equitable and appropriate manner to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, which alternatives may vary among individual Participants and which may vary among Options or Stock Appreciation Rights held by any individual Participant: (1) accelerate the time at which Options or Stock Appreciation Rights then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date fixed by the Committee, after which specified date all such unexercised Options and Stock Appreciation Rights and all rights of Participants thereunder shall terminate, (2) require the mandatory surrender to the Company by all or selected Participants of some or all of the outstanding Options or Stock Appreciation Rights held by such Participants (irrespective of whether such Awards are then exercisable under the provisions of the Plan) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Awards and the Company shall pay (or cause to be paid) to each Participant an amount of cash per share equal to the excess, if any, of the amount calculated in Subparagraph (d) below (the “Change of Control Value”) of the shares subject to such Awards over the exercise price(s) under such Awards for such shares, or (3) make such adjustments to Options or Stock Appreciation Rights then outstanding as the Committee deems appropriate to reflect such Corporate Change and to prevent the dilution or enlargement of rights (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary to such Awards then outstanding), including, without limitation, adjusting such an Award to provide that the number and class of shares of Common Stock covered by such Award shall be adjusted so that such Award shall thereafter cover securities of the surviving or acquiring corporation or other property (including, without limitation, cash) as determined by the Committee in its sole discretion.

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(d) Change of Control Value. For the purposes of clause (2) in Subparagraph (c) above, the Change of Control Value shall equal the amount determined in the following clause (i), (ii) or (iii), whichever is applicable: (i) the per share price offered to stockholders of the Company in any such merger, consolidation, or other business combination, reorganization, sale of assets or dissolution and liquidation transaction, (ii) the per share price offered to stockholders of the Company in any tender offer or exchange offer whereby a Corporate Change takes place, or (iii) if such Corporate Change occurs other than pursuant to a tender or exchange offer, the fair market value per share of the shares into which such Options or Stock Appreciation Rights being surrendered are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of cancellation and surrender of such Awards. In the event that the consideration offered to stockholders of the Company in any transaction described in this Subparagraph (d) or Subparagraph (c) above consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

(e) Other Changes in the Common Stock. In the event of changes in the outstanding Common Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, split-ups, split-offs, spin-offs, exchanges, or other relevant changes in capitalization or distributions (other than ordinary dividends) to the holders of Common Stock occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph XII, such Award and any agreement evidencing such Award shall be subject to adjustment by the Committee at its sole discretion as to the number and price of shares of Common Stock or other consideration subject to such Award in an equitable and appropriate manner so as to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under such Award. In the event of any such change in the outstanding Common Stock or distribution to the holders of Common Stock, or upon the occurrence of any other event described in this Paragraph XII, the aggregate maximum number of shares available under the Plan, the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, and the maximum number of shares that may be subject to Awards granted to any one individual shall be appropriately adjusted to the extent, if any, determined by the Committee, whose determination shall be conclusive.

(f) Stockholder Action. Any adjustment provided for in the above Subparagraphs shall be subject to any stockholder action required by applicable law or regulation or the Company’s Articles of Incorporation or bylaws.

(g) No Adjustments Unless Otherwise Provided. Except as herein before expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.

XIII. AMENDMENT AND TERMINATION OF THE PLAN

The Board in its discretion may terminate the Plan at any time with respect to any shares of Common Stock for which Awards have not theretofore been granted. The Board shall have the right to alter or amend the Plan or any part thereof from time to time; provided that no change in the Plan may be made that would materially impair the rights of a Participant with respect to an Award theretofore granted without the consent of the Participant, and provided, further, that the Board may not, without approval of the stockholders of the Company, (a) amend the Plan to increase the aggregate maximum number of shares that may be issued under the Plan, increase the aggregate maximum number of shares that may be issued under the Plan through Incentive Stock Options, or change the class of individuals eligible to receive Awards under the Plan, or (b) amend or delete Paragraph VII(f).

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XIV. MISCELLANEOUS

(a) No Right to an Award. Neither the adoption of the Plan nor any action of the Board or of the Committee shall be deemed to give any individual any right to be granted an Award, or any other rights hereunder except as may be evidenced by an Award agreement duly executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the performance of its obligations under any Award.

(b) No Employment/Membership Rights Conferred. Nothing contained in the Plan shall (i) confer upon any person any right with respect to continuation of employment or of a consulting or advisory relationship with the Company or any Affiliate or (ii) interfere in any way with the right of the Company or any Affiliate to terminate his or her employment or consulting or advisory relationship at any time. Nothing contained in the Plan shall confer upon any Director any right with respect to continuation of membership on the Board or the board of directors (or analogous governing body) of any Affiliate of the Company, or shall confer on any officer any right with respect to continuation in office.

(c) Other Laws; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933, as amended, and such other state and federal laws, rules, and regulations as the Company or the Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules, and regulations available for the issuance and sale of such shares. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid unless otherwise determined by the Committee. Unless other arrangements have been made that are acceptable to the Company, the Company shall have the right to deduct or withhold, or cause to be deducted or withheld, or to permit a Participant to elect to have deducted or withheld, from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant, the amount (in cash, Common Stock (including Common Stock that would otherwise be issued with respect to such Award) or other property) of any applicable taxes required by law to be withheld, to require any payments required to enable it to satisfy its withholding obligations and to take such other action(s) as may be necessary in the opinion of the Company to satisfy its withholding obligations with respect to such Award.

(d) No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any Affiliate from taking any action which is deemed by the Company or such Affiliate to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Affiliate as a result of any such action.

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(e) Restrictions on Transfer. An Award (other than an Incentive Stock Option, which shall be subject to the transfer restrictions set forth in Paragraph VII(c)) shall not be transferable otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, or (iii) with the consent of the Committee.

(f) Clawback. Notwithstanding any provisions in the Plan or any Award agreement to the contrary, (i) any portion of the payments and benefits provided under the Plan or the sale of shares of Common Stock shall be subject to a clawback or other recovery by the Company to the extent necessary to comply with applicable law including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 or any Securities and Exchange Commission rule; and (ii) the Company reserves the right, without the consent of any Participant or beneficiary of any Award, to adopt any such clawback policies and procedures, including such policies and procedures applicable to the Plan or any Award agreement with retroactive effect.

(g) Delayed Payment Restriction. Notwithstanding any provision in the Plan or an Award agreement to the contrary, if any payment or benefit provided for under an Award would be subject to additional taxes and interest under section 409A of the Code if the Participant’s receipt of such payment or benefit is not delayed in accordance with the requirements of section 409A(a)(2)(B)(i) of the Code, then such payment or benefit shall not be provided to the Participant (or the Participant’s estate, if applicable) until the earlier of (i) the date of the Participant’s death or (ii) the date that is six months after the date of the Participant’s separation from service with the Company. Notwithstanding any provision herein to the contrary, none of the Board, the Committee, the Company or any Affiliate makes any representations that any Awards (or payments with respect to any Awards) are exempt from or compliant with section 409A of the Code and in no event shall the Board, the Committee, the Company or any Affiliate be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non-compliance with section 409A of the Code.

(h) Governing Law. The Plan shall be governed by, and construed in accordance with, the laws of the State of Texas, U.S.A., without regard to conflicts of laws principles thereof.

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APPENDIX B

Eco-Stim Energy Solutions, Inc.
Audit Committee Charter

The Board of Directors (the “Board”) of Eco-Stim Energy Solutions, Inc. (the “Company”) has established the Audit Committee (the “Committee”) with the authority, responsibilities and specific duties as described in this Charter.

Purpose

The purposes of the Committee are to:

1.	Oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements;

2.	Oversee the quality, integrity and reliability of the financial statements and other financial information the Company provides to the Securities and Exchange Commission or the public;

3.	Oversee the independent auditors’ qualifications, independence and performance;

4.	Oversee the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

5.	Provide an open avenue of communication among the independent auditors, financial and senior management, and the Board, always emphasizing that the independent auditors are accountable to the Committee;

6.	Produce an annual committee report as required by the Securities and Exchange Commission’s rules and regulations; and

7.	Perform such other functions as the Board may assign to the Committee from time to time.

Consistent with these purposes, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

Committee Membership

The Board, based on the recommendation of the Nominating and Corporate Governance Committee, shall annually appoint the members of the Committee, and the Committee members shall serve until the annual meeting of the Board following the next annual meeting of the shareholders of the Company. The Board may replace Committee members. The Board, based on the recommendation of the Nominating and Corporate Governance Committee, shall designate the chairperson (the “Chair”) of the Committee or, if no such designation is made, the Chair shall be selected by the affirmative vote of the majority of the Committee.

The Committee shall consist of no fewer than three members, all of whom shall be independent members of the Board. Each member of the Committee shall satisfy the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and any national securities exchange or national securities association through which the Company’s securities are listed. At least one member of the Committee shall be an “audit committee financial expert” as defined by the SEC. The Board shall determine annually whether each member of the Committee is independent in accordance with the requirements described above. If a member of the Committee serves on more than three audit committees of public companies (including the Company’s Audit Committee), prior to appointing that member to the Committee, the Board shall determine that such person’s membership on those other audit committees will not impair that person’s ability to serve effectively on the Company’s Audit Committee, and the Company shall disclose such determination in the Company’s annual proxy statement.

Committee Authority and Responsibilities

The Committee is delegated all the authority of the Board as may be required or advisable to fulfill the purposes of the Committee. As such, the Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other advisors to advise the Committee. The Committee does not have to consult or obtain the approval of any officer of the Company before retaining such advisors. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Committee shall meet separately with management and the independent auditor (but not less than annually, in the case of management, and not less than quarterly, in the case of the independent auditor). The Committee may also, to the extent it deems necessary or appropriate, meet with the Company’s investment bankers or financial analysts who follow the Company.

The Committee may form and delegate authority to subcommittees when appropriate.

Each year, the Committee shall prepare and publish a report as required by the Securities and Exchange Commission’s rules and regulations. The report, which shall be made over the name of each member of the Committee, shall include any disclosures required by the Securities and Exchange Commission’s rules and regulations.

The Committee shall have the sole authority to appoint, retain, compensate, evaluate and terminate the independent auditor (subject, if applicable, to shareholder ratification), and shall have sole authority to oversee the work of the independent auditor and to approve all audit engagement fees and terms and all non-audit engagements with the independent auditor. The independent auditor shall report directly to the Committee. Any independent auditors selected by the Committee shall be a “registered public accounting firm” within the definition contained in Section 2 of the Sarbanes-Oxley Act of 2002, as required by law. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditors, for payment of compensation to any advisors retained by the Committee and for payment of any ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out the Committee’s duties.

Without limiting the generality of the preceding statements, the Committee shall have authority, and is entrusted with the responsibility, to take the following actions:

Financial Statement and Disclosure Matters.

1.	Review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

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2.	Review and discuss with management and the independent auditor the Company’s quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor’s reviews of the quarterly financial statements.

3.	At the completion of the annual audit, discuss with management and the independent auditor (a) any significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, (b) any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies, (c) the development, selection and disclosure of critical accounting estimates, (d) analyses of the effect of alternative assumptions or estimates of, or application of generally accepted accounting principles (“GAAP”) to, the Company’s financial statements and the treatment preferred by the independent auditor, and (e) any other material written communications between the independent auditor and the management, such as any management letter or schedule of unadjusted differences.

4.	Discuss with management the types of information to be disclosed and the type of presentation to be made in the Company’s earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance.

5.	Discuss with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

6.	Discuss with management and the independent auditor the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.	Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. In particular, discuss:

A.	The adoption of, or changes to, the Company’s significant auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.

B.	The management letter provided by the independent auditor and the Company’s response to that letter.

C.	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

Oversight of the Company’s Relationship with the Independent Auditor

1.	Dismiss the independent auditors if it determines, in its sole discretion, that such action is necessary.

2.	Review the experience and qualifications of the senior members of the independent auditor team.

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3.	Obtain and review a report from the independent auditor at least annually regarding (a) the auditor’s internal quality-control procedures, (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm, (c) any steps taken to deal with any such issues, (d) all relationships between the independent auditor and the Company, and (e) registration of the independent auditor with the Public Company Accounting Oversight Board.

4.	Engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

5.	Assure the regular rotation of the lead audit partner of the independent auditing firm as required by law, and consider whether, in order to assure continuing auditor independence, there should be regular rotation of the independent auditing firm itself.

6.	Set clear hiring policies for employees or former employees of the independent auditor.

7.	Receive a letter from the Company’s independent audit team detailing any issues regarding the audit of the Company on which they consulted the national office of the independent auditor and confirming that it is the policy of the independent auditor that decisions of the national office cannot be overruled by the local office. If there were any such issues, the Committee may, if it deems it appropriate, discuss such issues with the national office of the independent auditor, or receive a letter from the national office discussing such issues.

8.	Meet with the independent auditor prior to the initiation of the annual audit to discuss (a) the planning and staffing of the audit, (b) the independent auditors’ process for identifying and responding to key audit and internal control risks, and (c) the scope and approach of the annual audit to assure completeness of coverage of key business controls and risk areas.

9.	Instruct the independent auditors to report directly to the Committee any problems or difficulties incurred in connection with the audit, including any restrictions on the scope of activities or access to required information, or any disagreements with management and resolve any disagreements between management and the independent auditors regarding financial reporting that are brought to the attention of the Committee.

10.	Approve in advance any audit services and all permitted audit-related services, tax services, and other non-audit services to be performed for the Company by its independent auditors. The Committee may delegate its pre-approval authority for these services to one or more members, whose decisions shall be presented to the full Committee at its scheduled meetings. Each of these services must receive specific pre-approval by the Committee unless the Committee has provided general pre-approval for such category of services in accordance with policies and procedures that comply with applicable laws and regulations.

Compliance Oversight Responsibilities

1.	Obtain from the independent auditor assurance that it has complied with the requirements applicable to it under Section 10A of the Securities Exchange Act of 1934.

2.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

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3.	Discuss with the Company’s officers legal matters that may have a material impact on the financial statements.

4.	Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, as well as for confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters. Investigate at its discretion any complaint brought to its attention, which investigation may include reviewing the books, records and facilities of the Company and interviewing Company officers or employees.

5.	Periodically discuss separately with management and the independent auditors the adequacy and integrity of the Company’s accounting policies and procedures and internal accounting controls, the completeness and accuracy of the Company’s financial disclosure and the extent to which major recommendations made by the independent auditors have been implemented or resolved.

6.	As appropriate, the Committee shall obtain advice from outside legal, accounting, or other advisors.

Other Responsibilities

1.	Review, approve or ratify related party transactions as set forth in the Company’s Related Persons Transactions Policy.

Limitation of Committee’s Role

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with GAAP and applicable rules and regulations. These are the responsibilities of the Company’s management and the Company’s independent auditor.

Procedures

1.	Meetings. The Committee shall meet at the call of its Chair, two or more members of the Committee, or the Chairman of the Board. Meetings may, at the discretion of the Committee, include members of the Company’s management, independent consultants, and such other persons as the Committee or its Chair may determine. The Committee may meet in person, by telephone conference call, or in any other manner in which the Board is permitted to meet under law or the Company’s bylaws.

2.	Quorum and Approval. A majority of the members of the Committee shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. The Committee may also act by unanimous written consent in lieu of a meeting.

3.	Rules. The Committee may determine additional rules and procedures, including designation of a Chair pro tempore in the absence of the Chair, at any meeting thereof.

4.	Reports. The Committee shall make regular reports to the Board, directly or through the Chair.

5.	Review of Charter. Each year, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

6.	Performance Review. Each year, the Committee shall review and evaluate its own performance and shall submit itself to the review and evaluation of the Board.

7.	Fees. Each member of the Committee shall be paid the fee set by the Board for his or her services as a member of, or Chair of, the Committee.

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APPENDIX C

ECO-STIM ENERGY SOLUTIONS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

JUNE 30, 2015

PROXY

The person signing on the reverse by this proxy appoints Alexander Nickolatos and Craig Murrin, each of them (with full power to designate substitutes), proxies to represent, vote and act with respect to all shares of Common Stock of Eco-Stim Energy Solutions, Inc. held of record by the undersigned at the close of business on May 29, 2015 at Eco-Stim Energy Solutions, Inc.'s annual meeting of stockholders to be held on June 30, 2015 and at any adjournments or postponement thereof. The proxies may vote and act upon the matters designated on the reverse side and upon such other matters as may properly come before the meeting (including a motion to adjourn the meeting), according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present.

This proxy, when properly executed, will be voted in accordance with the instructions given on the reverse. **If no instructions are given, this proxy will be voted "FOR ALL" nominees on proposal 1, "FOR" proposal 2, "FOR" proposal 3, "FOR" proposal 4, for "THREE YEARS" on proposal 5 and "FOR" proposal 6.**

Please date, sign and mark your options on the reverse side.

Once completed, please mail this proxy card in the postage-paid return envelope provided as soon as possible.

SEE REVERSE SIDE

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 30, 2015.
The Notice of the Annual Meeting, Proxy Statement and the 2014 Annual Report to Stockholders are available at:
http://morrowco.com/ecostim/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL" NOMINEES ON PROPOSAL 1, "FOR" PROPOSAL 2, "FOR" PROPOSAL 3, "FOR" PROPOSAL 4, FOR "THREE YEARS" ON PROPOSAL 5 AND "FOR" PROPOSAL 6.

Please mark vote as indicated in this example **X**

1. To elect eight directors:

01 ○ Bjarte Bruheim
02 ○ Jon Christopher Boswell
03 ○ Carlos A. Fernandez
04 ○ Jogeir Romestrand
05 ○ Christopher Krummel
06 ○ Ahmad Al-Sati
07 ○ Lap Wai Chan
08 ○ John Yonemoto

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

	FOR	AGAINST	ABSTAIN
2. Approval of the Company's 2015 Stock Incentive Plan.	☐	☐	☐
3. Approval of the material terms of the Company's 2015 Stock Incentive Plan for purposes of Section 162(m).	☐	☐	☐

	FOR	AGAINST	ABSTAIN
4. Approval, on a non-binding, advisory basis, of the Company's named executive officers compensation.	☐	☐	☐

	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
5. Approval, on a non-binding, advisory basis, the frequency of future say-on-pay advisory votes.	☐	☐	☐	☐

Date:______________________________, 2015

____
Signature

____
Signature

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership or limited liability company, please sign in partnership or limited liability company name (as applicable) by authorized person.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

▲ TO VOTE BY MAIL, PLEASE DETACH HERE ▲

TO AUTHORIZE YOUR PROXY BY TELEPHONE OR INTERNET
QUICK ★ ★ ★ EASY ★ ★ ★ IMMEDIATE

Your telephone or internet proxy authorizes the named proxies to vote your units in the same manner as if you marked, signed and returned your proxy card.

AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form.

OPTION A: You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately.

OPTION B: If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors.

AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS **www.proxyvoting.com/eses.**

IF YOU AUTHORIZE YOUR PROXY BY PHONE OR INTERNET YOU NEED NOT MAIL THE PROXY CARD.

Call ★ ★ Toll Free ★ ★ On a Touch-Telephone
1-800-593-9838
There is NO CHARGE to you for this call

Internet and Telephone voting is available through 11:59 PM Eastern Time on June 29, 2015.

CONTROL NUMBER
for Telephone/Internet Proxy Authorization